APL RETIREMENT ACCOUNT PLAN

         (Amended and Restated as of June 1, 1997)


                       Execution Copy

                     TABLE OF CONTENTS
                                                        Page
PREAMBLE                                                   v

ARTICLE 1     DEFINITIONS                                  1

ARTICLE 2     ELIGIBILITY                                  9
              2.1                      Date of Participation    9
              2.2                 Participation Requirements    9

ARTICLE 3     RETIREMENT DATE                             11
              3.1                            Retirement Date     11
              3.2                     Normal Retirement Date     11
              3.3                      Early Retirement Date     11
              3.4                    Vested Termination Date     11
              3.5                  Postponed Retirement Date     11
              3.6                 In-Service Retirement Date     12

ARTICLE 4     AMOUNT OF RETIREMENT INCOME                 13
              4.1                          Retirement Income     13
              4.2                            Minimum Benefit     13
              4.3                         Retirement Account     13
              4.4             Supplemental Retirement Income     16
              4.5                          Protected Benefit     16
              4.6                            Late Retirement     17
              4.7       Special Rule for Any Participant Who
                  Ceased To Be an Eligible Employee Prior to
                       June 1, 1997 and Who Again Becomes an
                        Eligible Employee After June 1, 1997     17
              4.8              Retirement Income Limitations     17
              4.9  Return to Employment Following Retirement     23
              4.10           Deemed Termination After Normal
                                             Retirement Date     23
              4.11                Grandfathered Participants     23
              4.12 Participants Transferring to/from Another
                                      Company-Supported Plan     24

ARTICLE 5     TERMINATION OF EMPLOYMENT PRIOR TO
              RETIREMENT                                         25
              5.1       Termination of Service After Vesting     25
              5.2      Termination of Service Before Vesting     25
              5.3                                Forfeitures     25

ARTICLE 6     FORMS OF BENEFIT PAYMENT                           26
              6.1           Normal Form of Retirement Income     26
              6.2Normal Form of Supplemental Retirement Income   26
              6.3        Optional Forms of Retirement Income     27
              6.4                             Small Payments     30
              6.5         General Rule on Commencement Dates     31

ARTICLE 7     PRERETIREMENT DEATH BENEFITS                       32
              7.1                        Benefit Eligibility     32
              7.2                   Payment of Death Benefit     32
              7.3           Form and Amount of Death Benefit     32
              7.4             Involuntary Lump Sum Cash-Outs     33
              7.5  Beneficiary Designation for Preretirement
                                               Death Benefit     33
              7.6            Notice of Death Benefit Options     34
              7.7                       Other Death Benefits     35

ARTICLE 8     FINANCING THE PLAN                                 36
              8.1                  Participant Contributions     36
              8.2                     Employer Contributions     36
              8.3                            Trust Agreement     36
              8.4                        Reversion of Assets     36

ARTICLE 9     ADMINISTRATION OF THE PLAN AND
              MANAGEMENT OF ASSETS                               38
              9.1        Plan Sponsor and Plan Administrator     38
              9.2            Administrative Responsibilities     38
              9.3                  Management of Plan Assets     38
              9.4            Trustee and Investment Managers     38
              9.5   Delegation of Fiduciary Responsibilities     39
              9.6                           Enrolled Actuary     39
              9.7                       Reliance Upon Advice     39
              9.8                             Funding Policy     40
              9.9           Communication of Financial Needs     40
              9.10                   Administrative Expenses     40
              9.11                        Manner of Payments     40

ARTICLE 10    AMENDMENT OR TERMINATION                           41
              10.1                                Amendments     41
              10.2         Merger, Consolidation or Transfer     41
              10.3   Rights and Obligations Upon Termination     41
              10.4   Limitations Upon Highest-Paid Employees     42

ARTICLE 11    GENERAL PROVISIONS                                 44
              11.1            No Implied Employment Contract     44
              11.2                   Benefits Not Assignable     44
              11.3         Payments Under Qualified Domestic
                                      Relations Order (QDRO)     44
              11.4        Payments of Benefits to Infants or
                                                Incompetents     45
              11.5                 Proof of Age and Marriage     45
              11.6                        Source of Benefits     45
              11.7            Overpayments and Underpayments     45
              11.8  Service in Multiple Fiduciary Capacities     46
              11.9                             Criminal Acts     46
              11.10                        IRS Qualification     46
              11.11                     Construction of Plan     46
              11.12            Forms for Plan Communications     47
              11.13                            Governing Law     47

ARTICLE 12    PERIOD OF SERVICE                                  48
              12.1         Period of Employment Relationship     48
              12.2    Interval Between Periods of Employment     48
              12.3                     Predecessor Companies     49
              12.4                             Other Periods     49
              12.5              Years in a Period of Service     49

ARTICLE 13    CLAIMS AND INQUIRIES                               51
              13.1                  Application for Benefits     51
              13.2                     Denial of Application     51

ARTICLE 14    REVIEW OF DENIED CLAIMS                            52
              14.1                              Review Panel     52
              14.2                        Request for Review     52
              14.3                        Decision on Review     52
              14.4                 Rules and Interpretations     53
              14.5                    Exhaustion of Remedies     53

ARTICLE 15    TOP-HEAVY PROVISIONS                               54
              15.1         Determination of Top-Heavy Status     54
              15.2                           Minimum Benefit     54
              15.3                           Minimum Vesting     54
              15.4      Effect of Change in Top-Heavy Status     54
              15.5             Impact on Benefit Limitations     54
              15.6                               Definitions     55

ARTICLE 16    EXECUTION                                          57

APPENDIX A    ACTUARIAL EQUIVALENT FACTORS                       58

APPENDIX B    DIRECT ROLLOVER PROVISIONS                         62

APPENDIX C    GRANDFATHERED BENEFIT                              64

APPENDIX D    SUPPLEMENTAL RETIREMENT INCOME                     73

APPENDIX E    MINIMUM CASH BALANCE BENEFITS                      75


                          PREAMBLE

     The APL Retirement Account Plan, as set forth herein, shall become effective as of June 1, 1997, except as otherwise provided. It constitutes an amendment and restatement and continuation of the Plan effective as of January 1, 1993. Except as may specifically be provided otherwise in the Plan, the rights of Participants who retired or who terminated their employment prior to June 1, 1997, shall be determined solely in accordance with the provisions of the Plan then in effect. In addition, the rights of Participants who retire on an Early, Normal or Postponed Retirement Date prior to June 1, 1997, shall be determined in accordance with the provisions of the Plan in effect on May 31, 1997, and the amendments taking effect on June 1, 1997, shall not apply to such Participants.

     The Plan is a defined benefit pension plan intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended. The purpose of this Plan is to provide Eligible Employees with retirement income. Effective as of June 1, 1997 these benefits are provided pursuant to the cash balance formula set forth herein. All accrued benefits under the provisions of the Plan in effect as of May 31, 1997 shall be preserved and continued under the Plan.

                         ARTICLE 1

                        DEFINITIONS


Unless clearly indicated by the context, the capitalized terms set forth in this Plan shall have the meanings set forth below.

1.1 "Actuarial Equivalent" means the equivalent of the benefit otherwise payable to a Participant, determined in accordance with the actuarial equivalent factors set forth in Appendix A to the Plan, attached hereto.

1.2 "Affiliate" means any member of a group of one or more chains of corporations connected through stock ownership with the Company, if:

          (A)  Stock possessing at least eighty
          percent (80%) of the total combined voting power of all classes of stock entitled to vote or at least eighty percent (80%) of the total value of shares of all classes of stock of each of the corporations, except the Company, is owned by one or more of the other corporations; and

          (B) The Company owns stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote or at least eighty percent (80%) of the total value of shares of all classes of stock of at least one of the other corporations excluding, in computing such voting power or value, stock owned directly by such other corporations.

     In addition, the term "Affiliate" includes any other entity which the Company has designated in writing as an Affiliate for purposes of the Plan. An entity shall be considered an Affiliate only with respect to periods for which such designation is in effect or during which the relationship described in Paragraphs (A) and (B) above exists.

1.3 "Allocation Percentage" means the percentage determined in accordance with Section 4.3(D).

1.4 "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a qualified domestic relations order (as defined in section 414(p) of the Code) as having a right to receive all or a portion of the benefits payable under the Plan with respect to the Participant.

1.5 "Base Compensation" means a Participant's basic earnings while the Participant is an Eligible Employee, including amounts contributed on a pretax basis under sections 125 or 401(k) of the Code to a plan maintained by the Employer, and excluding overtime pay, bonuses, commissions, incentive compensation and Employer contributions (other than salary deferrals) to this or any other benefit plan.

1.6 "Beneficiary" means one or more persons designated by the Participant by filing the prescribed form with the Company prior to his death. If the Participant has not designated a Beneficiary, or if the designated Beneficiary (or Beneficiaries) are not living at the time any payment is to be made hereunder, then (i) the spouse of the deceased Participant shall be his or her Beneficiary; or (ii) if the Participant has no spouse living at the time of such payment, his or her then living children shall be his or her Beneficiaries, in equal shares; or (iii) if the Participant has neither a spouse nor children living at the time of such payment, his or her then living parents shall be his or her Beneficiaries, in equal shares; or (iv) if none of the individuals described in (i) through (iii) are living at the time of such payment, his or her estate shall be his or her Beneficiary. The designation of a Beneficiary other than the Participant's Spouse to receive a death benefit under Article 7 shall be subject to the rules, including the spousal consent rules, described in Section 7.5.

1.7 "Benefit Compensation" shall mean a Participant's Eligible Compensation divided by two. Benefit Compensation taken into account under the Plan shall in no event exceed the limitation in effect for that year under section 401(a)(17) of the Code. This limitation shall automatically be adjusted for each calendar year to reflect the cost-of-living adjustment (if any) announced by the Commissioner of Internal Revenue for such calendar year.

1.8 "Benefit Distribution Date" means the first day of the period for which Retirement Income is paid as an annuity or, in the case of Retirement Income payable in the form of a lump sum, the date on which the lump sum is paid.

1.9 "Cash Balance Benefit" means the benefit provided based on the Participant's Retirement Account.

1.10 "Code" means the Internal Revenue Code of 1986, as amended.

1.11 "Company" means APL Limited, a Delaware corporation.

1.12 "Death Benefit" means the benefit provided to a Participant's Beneficiary pursuant to Article 7.

1.13 "Eligible Compensation" for any calendar year means the sum of:

          (A) The Participant's annual Base Compensation during such calendar year;

          (B) Any bonus that he receives during the 1997 calendar year under the Company's year-end bonus plan for executives and key employees;

          (C) Any overtime pay that he receives during such calendar year as an Eligible Employee;

          (D) Any payment he receives during such calendar year under the Company's Team Up For Success program during the 1997 calendar year;

          (E)  Any bonus received under the Company's
          Worldwide Bonus program during such calendar year;
          and

          (F)  Any portion of a Participant's annual
          earnings (including any bonus which would otherwise be includible as Eligible Compensation) deferred by the Participant pursuant to a nonqualified plan sponsored by the Participant's
          Employer.

1.14 "Eligible Employee" means an Employee who meets the requirements of Section 2.2, except an Employee who is a "leased employee" (within the meaning of section
     414(n) of the Code) with respect to an Employer.

1.15 "Employee" means an individual who is (i) a common-law employee of an Employer or (ii) a "leased employee"
     (within the meaning of section 414(n) of the Code) with respect to an Employer.

1.16 "Employee Aggregate Contributions" shall have the meaning set forth in Appendix D.

1.17 "Employer" means each Affiliate which has been designated in writing as an Employer by the Company, while such designation is in effect. The Company, in writing, may designate an Affiliate as an Employer with respect to certain Employees, to the exclusion of the other Employees of such Affiliate.

1.18 "Enrolled Actuary" means an individual who has been approved by the Joint Board for the Enrollment of Actuaries to perform actuarial services required by ERISA or the regulations thereunder.

1.19 "ERISA" means Public Law No. 93-406, the Employee
     Retirement Income Security Act of 1974, as amended.

1.20 "Grandfathered Benefit" means the amount of Retirement
     Income accrued by a Grandfathered Participant in accordance with Section 4.11(B).

1.21 "Grandfathered Participant" means an individual who is both a Participant and an Eligible Employee on June 1, 1997 and who satisfies the following requirements:

          (A) Has attained age 45 on or before June 1, 1997;

          (B) Has a Period of Service equal to five (5) or more years as of June 1, 1997; and

          (C) The sum of his age and Period of Service equals or exceeds fifty-five (55) as of June 1, 1997.

     For purposes of Section 1.21(C), the sum of a Participant's age and Period of Service shall be determined in the same manner as the Participant's
     "Allocation Points" are determined under Section
     4(D).

1.22 "Highly Compensated Employee" means an active Employee who:

          (A)  During the look-back year received Total
          Compensation of more than $80,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment) and was a member of the Top-Paid Group; or

          (B) At any time during the look-back year or the determination year was a five-percent owner (as defined in section 416(i)(1) of the Code).

     For purposes of this Section, the determination year shall be the Plan Year and the look-back year shall be the 12-month period immediately preceding the determination year, unless the Company has made the calendar-year election described in Income Tax
     Regulations section 1.414(q)-1T A-14(b) or its successor.

     The determination of who is a Highly Compensated
     Employee, including the determinations of the number and identity of Employees in the Top-Paid Group and the Total Compensation that is considered, will be made in accordance with section 414(q) of the Code and regulations thereunder.

     The Company may elect to modify the method described in this Section for defining "Highly Compensated Employee" by electing to apply the $80,000 limit described above without regard to whether an Employee is in the Top-Paid Group.

1.23 "Highly Compensated Former Employee" means a former Employee who separated from service (or is deemed to have separated) prior to the determination year, performs no service for any member of the Affiliated Group during the determination year, and was a Highly Compensated Employee as an active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday. The determination of who is a Highly Compensated Former Employee will be made in accordance with section 414(q) of the Code and regulations thereunder.

1.24 "Hour of Service" means:

          (A) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer for the performance of services,

          (B) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer on account of a period of time during which no services are performed (without regard to whether the employment relationship between the Employee and the Employer has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence with pay, and

          (C) Each hour for which an Employee is directly or indirectly paid, or entitled to payment of an amount as back pay (without regard to mitigation of damages) either awarded or agreed to by an Employer.

          The foregoing notwithstanding:

                    (1)  No more than 501 Hours of
               Service shall be credited to an Employee under Paragraph (B) or (C) above on account of any single continuous period of time during which no services are performed.

                    (2)  An hour for which an Employee
               is directly or indirectly paid or
               entitled to payment by an Employer on
               account of a period during which no
               services are performed shall not
               constitute an Hour of Service hereunder
               if such payment is made or due under a
               plan maintained solely for the purpose
               of complying with applicable workers'
               compensation, unemployment compensation
               or disability insurance laws.

                    (3)  Hours of Service shall not be
               credited for payments that solely
               reimburse an Employee for medical or
               medically related expenses.

                    (4)  The same Hour of Service shall
               not be credited to an Employee both
               under Paragraph (A) or (B) and under
               Paragraph (C).

                    (5)  The computation period to
               which Hours of Service determined under
               Paragraph (B) or (C) are to be credited
               shall be determined under applicable
               federal law and regulations, including,
               without limitation, Department of Labor
               Regulation section 2530.204-2.

               Each Employee for whom monthly records are not kept shall be credited with 190 hours for each month for which such Employee would be entitled to credit for one Hour of Service under Subsection
          (A), (B) or (C) above.

               The Company shall determine the number of Hours of Service, if any, to be credited to an Employee under the foregoing rules in a uniform and nondiscriminatory manner and in accordance with applicable federal laws and regulations, including, without limitation, Department of Labor Regulations section 2530.200b-2.

1.25 "Interest" means the rate determined in accordance with
     Section 4.3(C).

1.26 "Investment Manager" means any person who is
     (i) registered as an investment adviser under the Investment Advisers Act of 1940, (ii) a bank, as defined in such Act, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state.

1.27 "Married Participant" means a Participant who is lawfully married, as determined under the laws of the state where such Participant is domiciled.

1.28 "Payroll" means the system used by an entity to pay those individuals it regards as its common law employees for their services and to withhold employment taxes from the compensation it pays to such common law employees. "Payroll" does not include any system an entity uses to pay individuals whom it does not regard as its common law employees and for whom it does not actually withhold employment taxes (including, but not limited to, individuals it regards as independent contractors) for their services.

1.29 "Participant" means an Eligible Employee who becomes a Participant pursuant to Article 2 and who continues to be entitled to any benefits under the Plan.

1.30 "Period of Service" means an individual's period of employment with any Affiliate, as determined under
     Article 12.

1.31 "Plan" means this APL Retirement Account Plan, as amended from time to time.

1.32 "Plan Year" means the twelve (12) consecutive month period ending each May 31.

1.33 "Retirement Account" shall mean the hypothetical account established for each Participant to which the allocations and credits described in Section 4.3 are made.

1.34 "Retirement Income" means the retirement benefits provided to Participants and their spouses, joint annuitants and Beneficiaries in accordance with the applicable provisions of Articles 4 and 5, except that such term shall not include any benefits which are payable to an Alternate Payee pursuant to a qualified domestic relations order under section 414(p) of the Code.

1.35 "Supplemental Retirement Income" means the benefit provided by Appendix D.

1.36 "Termination Date" means the date on which a Participant ceases to be an Employee.

1.37 "Top-Paid Group" for any Plan Year means the top
     20 percent (in terms of Total Compensation) of all Employees of the Company and its Affiliates, excluding the following:

          (A)  Any Employee covered by a collective
          bargaining agreement who is not an Eligible
          Employee;

          (B) Any Employee who is a nonresident alien with respect to the United States who receives no income with a source within the United States from a the Company or its Affiliates;

          (C) Any Employee who has not completed six months of service by the end of the applicable year
          (including service in the preceding year);

          (D) Any Employee who normally works less than 17 1/2 hours per week;

          (E) Any Employee who normally works no more than six months during any year; and

          (F) Any Employee who has not attained the age of 21 at the end of the Plan Year."

1.38 "Total Compensation" means "wages" as defined in
     section 3401(a) of the Code for purposes of income tax withholding at the source, but determined:

          (A) Without regard to any rules that limit the remuneration included in "wages" based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the
          Code); and

          (B)  By including amounts deferred but not
          refunded under a cafeteria plan, as such term is defined in section 125(c) of the Code and under a plan qualified under section 401(k) of the Code.

1.39 "Trust Agreement" means the trust agreement between the Company and the Trustee, established for the purpose of funding benefits under the Plan, or any successor trust agreement or agreements.

1.40 "Trustee" means the trustee or trustees appointed by the Company pursuant to Section 9.3.

1.41 "Trust Fund" means all money or other property held by the Trustee pursuant to the terms of the Trust
     Agreement.

1.42      "United States" means the 50 states of the United
  States, the District of Columbia, Puerto Rico and Guam.

                         ARTICLE 2

                        ELIGIBILITY

2.1  Date of Participation

     Each individual who is an Employee and who meets the requirements specified in Section 2.2 shall become a Participant upon completion of one hour of service.

2.2  Participation Requirements

     The requirements for becoming a Participant are that the Employee must be employed in the United States, or be employed outside the United States and be eligible for home leave. In addition, to be eligible, an Employee must be paid on the U.S. dollar Payroll.
     Notwithstanding anything in this Plan to the contrary, an individual shall be ineligible to become a Participant if he is:

          (A) A member of a collective bargaining unit covered by a collective bargaining agreement, unless such agreement provides for coverage of the bargaining unit members under the Plan;

          (B) Classified by the Company as a temporary employee;

          (C) Eligible to participate in or accrue benefits under any other funded pension or retirement plan to which his Employer makes contributions, other than federal Social Security and the APL Limited SMART Plan;

          (D) Designated by the Company in writing as an individual or member of a class not eligible to participate in the Plan;

          (E) Compensated for services by a person other than an Employer and for any reason is deemed to be an Employee;

          (F)  A leased employee within the meaning of
          section 414(n) of the Code, or would be a leased employee but for the period-of-service requirement of Code section 414(n)(2)(B), and who is providing services to an Employer;

          (G) Subject to a written agreement that provides that such individual shall not be eligible to participate in the Plan;

          (H) Not on the Payroll of an Employer and who, at any time and for any reason, is deemed to be an Employee;

     If, during any period, the Employer has not regarded an individual as an Employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be a Participant for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period.

     An individual's status as a Participant shall be determined by the Company. All such determinations shall be conclusive and binding on all persons.

                         ARTICLE 3

                      RETIREMENT DATE

3.1  Retirement Date

     A Participant's "Retirement Date" shall be his Normal, Early, Postponed or In-Service Retirement Date or his Vested Termination date (whichever is applicable) unless the Participant's Retirement Income commences or is paid as of another date pursuant to Section 3.3 or 5.1, which date shall be his Retirement Date. In no event, however, shall a Participant's Retirement Income commence later than his In-Service Retirement Date.

3.2  Normal Retirement Date

     A Participant's "Normal Retirement Date" shall be the first day of the month coincident with or next following his sixty-fifth (65th) birthday.

3.3  Early Retirement Date

     An individual who became a Participant before November 11, 1986, may retire on the first day of any month coincident with or subsequent to his fifty-fifth
     (55th) birthday, which day shall be his "Early
     Retirement Date."

     An individual who becomes a Participant on or after November 11, 1986, may retire on the first day of any month coincident with or subsequent to the later of
     (i) his fifty-fifth (55th) birthday or (ii) the date when he completes a Period of Service of five (5) years, which day shall be his "Early Retirement Date."

3.4  Vested Termination Date

     Notwithstanding any provision of this Plan to the contrary, a Participant who separates from all service with any Affiliate shall, if the Participant's
     Retirement Income is 100% vested, be entitled to elect to receive an immediate distribution of his Retirement
     Income.  In such case the Participant's "Vested
     Termination Date" shall be the first day of any month coincident or subsequent to the Participant's
     Termination Date.

3.5  Postponed Retirement Date

     If a Participant continues in the service of any Affiliate beyond his Normal Retirement Date, the first day of the month coincident with or next following the termination of his employment after his Normal
     Retirement Date shall be his "Postponed Retirement
     Date."




                         ARTICLE 4

                AMOUNT OF RETIREMENT INCOME

4.1  Retirement Income

     This Plan is a defined-benefit plan within the meaning of section 3(35) of ERISA (without regard to paragraphs (A) and (B) thereof). Under the Plan, subject to the second paragraph of this Section 4.1, a Participant's Retirement Income shall be determined based on the Participant's Cash Balance Benefit. The Participant's Cash Balance Benefit is equal to the amount of the benefit which may be provided by the Retirement Account described below in Section 4.3.
     This Retirement Account represents the benefit promised by the Plan and is not an actual account to which Plan assets and investment income are allocated. The account balance is credited with interest at the rate specified in Section 4.3 to the Participant's Retirement Date.

     Subject to the remaining Sections of this Article 4 and the provisions of Article 6 (Forms of Benefit Payment) and Section 10.4 (Limitations Upon Highest-Paid Employees), a Participant's Retirement Income commencing on his Retirement Date, shall be equal to the greater of the amount described in Sections 4.2,
     4.3 or 4.5. In addition, a Grandfathered Participant's Retirement Income shall not be less than the amount described in Section 4.11. Any Participant who is not described in Section 4.3(B), except for a Participant described in Section 4.7, shall receive as his Retirement Income the amount accrued under the Plan as of May 31, 1997.

4.2  Minimum Benefit

     As a minimum benefit, a Participant shall be entitled to receive the greater of:

          (A)  a single life annuity commencing on the
          Participant's Normal Retirement Date equal to one thousand dollars ($1,000) per year; or

          (B) a Cash Balance Benefit which is based on the amount of his Retirement Account as set forth in Appendix E.

4.3  Retirement Account

     A Participant's Retirement Account consists of the sum of the following hypothetical credits to the account of the Participant: the Participant's "Basic Employer Allocations," the Participant's "Initial Employer Allocation" (if any) and "Interest" credited on such allocations. Initial Employer Allocations under
     Section 4.3 shall be credited as of June 1, 1997. A Participant may alternatively receive an Initial Employer Allocation under Section 4.7 under the terms therein described. These hypothetical allocations and the Interest credit are determined as follows:

          (A)  Basic Employer Allocation

               For each Plan Year commencing on or after June 1, 1997, at the end of each calendar year, a Participant's Retirement Account shall be credited with an amount equal to the Participant's Allocation Percentage multiplied by the Participant's Benefit Compensation. With respect to the period from June 1, 1997 to December 31, 1997, the amount determined under this Subsection shall be multiplied by 7/12; provided, however, that this sentence shall be inapplicable to any individual who first becomes a Participant on or after June 1, 1997.

               Notwithstanding the above, with respect to any Participant who terminates employment during any Plan Year, the allocation described above shall occur as of the Participant's Termination Date, provided, however, with respect to any Participant whose Termination Date is on or after June 1, 1997, but before December 31, 1997, any allocation with respect to such a terminated Participant shall equal the Participant's Allocation Percentage multiplied by the Participant's Benefit Compensation multiplied by a fraction, the numerator of which is the number of days between June 1, 1997 and the Termination Date (inclusive) and the denominator of which is the number of days between January 1, 1997 and the Termination Date (inclusive).

          (B)  Initial Employer Allocation

               Each Participant who is (i) an Eligible
          Employee on June 1, 1997; and who is (ii) either
          (1) receiving Compensation from the Employer, or
          (2) on short-term sick or other paid leave shall receive an initial allocation as of June 1, 1997 equal to the greater of:

                    (1)  the Actuarially Equivalent single
               sum present value of the Participant's
               adjusted Retirement Income under this Plan as of May 31, 1997, determined under the terms of the Plan as then in effect (taking into account the factors set forth in Appendix A) as though the Participant had a Termination Date of May 31, 1997. With respect to any Participant who was hired on or after June 1, 1996, but prior to June 1, 1997, and who is an Eligible Employee on June 1, 1997, such a Participant shall receive an initial allocation as of June 1, 1997 equal to the Actuarial Equivalent single sum present value of the Participant's adjusted Retirement Income as determined under the terms of this Plan as in effect on May 31, 1997 (taking into account the factors set forth in Appendix A), but disregarding the one-year of service participation requirement in effect on May 31, 1997 and substituting the Participant's rate of pay when he became an Eligible Employee for the rate of pay on June 1; or

                    (2)  the amount set forth in Appendix E.

               The Initial Employer Allocation shall not include any amount attributable to the Participant's Supplemental Retirement Income.

          (C)  Interest

               As of December 31 of each Plan Year beginning on or after June 1, 1997 and prior to the Participant's Retirement Date, a Participant's
          Retirement Account shall be increased by the rate of Interest.

               The rate of Interest shall be determined as of the beginning of each calendar year.
          This rate shall be equal to the annual rate of interest on 30-year Treasury Securities
          (within the meaning of section 417(e)(3) of the Code) for the month of November which precedes the beginning of the applicable calendar year. With regard to any partial allocation of Interest, the allocation shall be made based on the number of days in the applicable period divided by 365.

          (D)  Allocation Percentage

               As of the end of each calendar year, each Participant's Allocation Percentage shall be determined based upon the Participant's Allocation Points (determined as of the allocation date determined pursuant to Section 4.3(A)). The Applicable Percentage shall be determined from the chart set forth below:

            Allocation        Applicable Percentage
              Points
                           On all Benefit     On Benefit
                            Compensation     Compensation
                                             over One-half
                                              of the FICA
                                              Wage Basis
             Under 45            6%               6%
           45 and over,          8%               8%
           but under 55
           55 and over,          10%              10%
           but under 65
            65 and over          12%              10%


               A Participant's "Allocation Points" shall be the sum of the Participant's Period of Service and age. Solely for purposes of Section 1.21 and this
          Section 4.3(D), a Participant's age shall be expressed as a number rounded to the fourth decimal place determined by dividing the number of days from the Participant's birth date to the allocation date by three hundred sixty-five (365). The amount of Allocation Points obtained by adding together the Participant's Period of Service and age shall not be rounded up.


4.4  Supplemental Retirement Income

     If a Participant is described in Appendix D, then, in addition to his Retirement Income, the Participant shall also be entitled to receive a Supplemental
     Retirement Income.

4.5  Protected Benefit

          (A) Notwithstanding any provision of this Plan to the contrary, the Participant's Retirement Income under this Plan shall not be less than his or her accrued benefit under the terms of the Plan as in effect through May 31, 1997, based on the terms of the Plan in effect on May 31, 1997.

          (B) With respect to a period of reemployment, a Participant shall cease to be entitled to a protected benefit under this Section 4.5 if prior to his reemployment the Participant received a lump sum distribution of his entire nonforfeitable interest in the Plan.

4.6  Late Retirement

     Any Participant who is entitled to receive a pension under Section 3.5 and whose In-Service Retirement Date precedes his Termination Date shall nonetheless continue to be credited with allocations under
     Section 4.3 for service on or after his In-Service
     Retirement Date. This additional accrual shall be distributed to the Participant in the same form as previously elected by the Participant.

4.7  Special Rule for Any Participant Who Ceased To Be an
     Eligible Employee Prior to June 1, 1997 and Who Again
     Becomes an Eligible Employee After June 1, 1997

     If a Participant ceased be an Eligible Employee prior to June 1, 1997 (or ceased active participation in the Plan due to a leave of absence or disability) and again becomes an active Participant in the Plan after June 1, 1997 upon again becoming an Eligible Employee (or returning from such a leave or disability) and if such Participant has earned Retirement Income attributable to his prior period of active participation in the Plan, the Retirement Income shall be converted to an Initial Employer Allocation credited as of December 31 of the calendar year in which the Eligible Employee again becomes an active Participant in the Plan. The initial allocation under this Section 4.7 shall be made in a manner consistent with Section 4.3(B) utilizing the actuarial factors applicable on June 1, 1997.

4.8  Retirement Income Limitations

     The provisions of this Section 4.8 shall apply with respect to all calendar years after December 31, 1986.

          (A)  General Rule

               Unless the alternative limitation of
          Paragraph (B) below applies, a Participant's
          Annual Benefit shall not exceed the lesser of the following amounts:

                    (1)  Ninety thousand dollars ($90,000),
               adjusted as described below; or

                    (2)  The amount of the Participant's
               Average Annual Compensation, as defined in Paragraph (I) below.

               As of January 1 of each calendar year, the adjusted dollar limitation for such calendar year announced by the Commissioner of Internal Revenue pursuant to section 415(d) of the Code shall automatically be substituted for the ninety thousand dollar ($90,000) amount set forth in Subparagraph (1) above and shall become the dollar limitation applicable under the Plan during such calendar year. The adjusted dollar limitation for a calendar year shall apply in determining the amount of all Annual Benefits commencing in such calendar year, and such Annual Benefits thereafter shall not be adjusted (except as provided in the following sentence). In the case of a Participant whose Employment terminates on or after January 1, 1993, and whose Annual Benefit is limited by the dollar limitation under Subparagraph (1) above, such Annual Benefit shall automatically be recalculated as of January 1 of each calendar year following the termination of his Employment, commencing on January 1, 1994, to reflect the adjusted dollar limitation for such calendar year. An increased Retirement Benefit resulting from the recalculation of the Annual Benefit shall be payable under the Plan in the same form as the original Retirement Benefit. No further adjustments shall be made once the adjusted dollar limitation exceeds the amount of the Annual Benefit.

               If a Participant's Annual Benefit would
          exceed the limitation of this Section 4.8, then such Annual Benefit shall be reduced by reducing the components thereof as necessary in the order in which they are listed in Paragraph (H) below;
          provided, however, that a Participant's Annual
          Benefit shall in no event be reduced below the amount of such Annual Benefit as of December 31, 1986, determined under the applicable plans
          (including their benefit limitations) as then in effect.

          (B) Alternative Limitation for Retirement Income up to $10,000

               A Participant's Retirement Income shall not be subject to the limitations of Paragraph (A) above if each of the following requirements is met:

                    (1)  The sum of the Participant's annual
               Retirement Income under this Plan and his aggregate annual retirement benefits under all other qualified defined-benefit plans maintained by any Affiliate does not exceed the lesser of (i) ten thousand dollars ($10,000) or (ii) the amount determined under Paragraph (D) below (concerning only Particiants whose Period of Service is less than ten (10) years); and

                    (2)  The Participant has never
               participated in a qualified
               defined-contribution plan maintained by any
               Affiliate.

          (C)  Reduced Limitations for Participants With
          Less Than 10 Years of Participation

               In the case of a Participant whose Credited
          Period of Service is less than ten (10) years, the amount described in Paragraph (A)(1) above shall be multiplied by a fraction determined as follows:

                    (1)  The numerator of such fraction
               shall be the number of completed months in such Credited Period of Service (but not less than twelve (12)); and

                    (2)  The denominator of such fraction
               shall be one hundred twenty (120).

               To the extent provided in Income Tax
          Regulations, this Paragraph (C) shall apply separately to each change in the benefit structure of the Plan, as if such change caused the commencement of a new Credited Period of Service.

          (D)  Reduced Limitations for Participants With
          Less Than 10 Years of Service

               In the case of a Participant whose Period of Service is less than ten (10) years, the amount described in Paragraph (A)(2) above and the ten thousand dollar ($10,000) amount described in Paragraph (B)(1) above shall be multiplied by a fraction determined as follows:

                    (1)  The numerator of such fraction
               shall be the number of completed months in such Period of Service (but not less than twelve (12)); and

          (E)  Adjusted Dollar Limitation for Benefits
               Commencing Before or After the Social
               Security Retirement Age

               In the case of a Participant whose Retirement Income commences before his Social Security retirement age, the dollar amount described in Paragraph (A)(1) above shall be reduced. The reduced dollar amount shall be determined by treating the dollar limitation in Paragraph (A)(1) above as an annual annuity payable for life commencing at the Participant's Social Security retirement age and then converting it to an actuarially equivalent annual annuity payable for life commencing as of the date when the Participant's Retirement Income commences. Actuarial equivalency for this purpose shall be based on the following actuarial assumptions:

                    (1)  For calendar years prior to
               January 1, 1995, the actuarial assumptions specified in Appendix A, provided that the interest rate assumption shall equal the greater of the rate specified in Appendix A or five percent (5%); and

                    (2)  For calendar years after
               December 31, 1994, an interest rate
               assumption equal to the greater of the rate specified in Appendix A or the Applicable
               Interest Rate.

               In the case of a Participant whose Retirement Income commences after his Social Security retirement age, the amount described in Paragraph
          (A)(1) above shall be increased. The increased dollar limit shall be determined by treating the dollar limitation in Paragraph (A)(1) above as an annual annuity payable for life commencing at the Participant's Social Security retirement age and then converting it to an actuarially equivalent annual annuity payable for life commencing as of the date when the Retirement Income commences. Actuarial equivalency for this purpose shall be based on the following actuarial assumptions:

                    (1)  For calendar years prior to
               January 1, 1995, the actuarial assumptions specified in Appendix A, provided that the interest rate assumption shall equal the lesser of the rate specified in Appendix A or five percent (5%); and

                    (2)  For calendar years after
               December 31, 1994, an interest rate
               assumption equal to the lesser of the rate specified in Appendix A or five percent (5%).

               For purposes of this Paragraph (E), a
          Participant's "Social Security retirement age" means the age determined pursuant to the following schedule:

               Date of Participant's Birth            Age

               Before January 1, 1938                  65

                    On or after January 1, 1938
                 but before January 1, 1955            66

               On or after January 1, 1955             67

          (F)  Combined Limitation on Benefits and
          Contributions

               The sum of a Participant's Defined-Benefit
          Plan Fraction and his Defined-Contribution Plan Fraction shall not exceed one (1) with respect to any calendar year beginning prior to January 1, 2000. The terms "Defined-Benefit Plan Fraction" and "Defined-Contribution Plan Fraction" shall have the meaning given to such terms by section 415(e) of the Code and the regulations thereunder. If a Participant would exceed the foregoing limitation, then his Annual Benefit shall be reduced as necessary pursuant to Paragraph (A) above; provided, however, that the changes in this Section 4.8 taking effect on January 1, 1987 shall in no event reduce a Participant's Annual Benefit (in any form) below the amount of such Annual Benefit as of December 31, 1986, determined under the applicable plans (including their benefit limitations) as then in effect.

          (G)  Affiliate

               For purposes of this Section 4.8, the term
          "Affiliate" shall include any Affiliate (as defined in Section 1.2), except that, for purposes of this Section 4.8 only, the phrase "more than fifty percent (50%)" shall be substituted for the phrase "at least eighty percent (80%)" wherever it occurs in Section 1.2, and the penultimate sentence of Section 1.2 shall not apply.

          (H)  Annual Benefit

               For purposes of this Section 4.8, a
          Participant's "Annual Benefit" shall be equal to the sum of the following:

                    (1)  The annual Retirement Income to
               which the Participant is entitled under this Plan; and

                    (2)  The aggregate annual retirement
               benefits (if any) to which the Participant is entitled under all other qualified defined-benefit plans maintained by any
               Affiliate.

               A Participant's Supplemental Retirement
          Income shall not be considered a part of the Participant's "Annual Benefit."

               If an Annual Benefit (or any portion thereof) is payable in any form other than a single-life annuity or a qualified joint and survivor annuity, as defined in section 417(b) of the Code, then such Annual Benefit (or such portion) shall, for purposes of this Paragraph (H), be converted into a single-life annuity which is its actuarial equivalent. Actuarial equivalency for this purpose shall be based on the following actuarial assumptions:

                    (1)  For calendar years prior to
               January 1, 1995, the actuarial assumptions specified in Appendix A, provided that the interest rate assumption shall equal the greater of the rate specified in Appendix A or five percent (5%); and

                    (2)  For calendar years after
               December 31, 1994, the Applicable Mortality
               Table and an interest rate assumption equal to the greater of the rate specified in Appendix A or the Applicable Interest Rate.

          (I)  Applicable Interest Rate

               For purposes of this Section 4.8, the term
          "Applicable Interest Rate" shall mean the annual rate of interest set forth in Appendix A for these purposes.

          (J)  Applicable Mortality Table

               For purposes of this Section 4.8, the term
          "Applicable Mortality Table" shall mean the table prescribed by Appendix A for these purposes.

          (K)  Average Annual Compensation

               For purposes of this Section 4.8 only, the term "Average Annual Compensation" shall mean the Participant's annual Compensation, as defined in Paragraph (L) below, averaged over that series of consecutive twelve (12) month periods (not in excess of three (3)) for which his cumulative
          Compensation is highest. In the case of a Participant who has severed from all employment with any Affiliate, the amount determined under the preceding sentence shall be increased with respect to any calendar year following his separation from employment by multiplying it by a fraction determined as follows:

                    (1)  The numerator of such fraction
               shall be the amount described in
               Paragraph (A)(1) above, as in effect for such calendar year; and

                    (2)  The denominator of such fraction
               shall be the amount described in
               Paragraph (A)(1) above, as in effect for the calendar year in which the Participant severed from all employment with any Affiliate; provided that such denominator shall in no event be greater than the numerator described in Subparagraph (1) above.

          (L)  Compensation

               For purposes of this Section 4.8 only, the term "Compensation" shall mean "wages," as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in "wages" based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the
          Code).

4.9  Return to Employment Following Retirement

     If a Participant returns to the service of an Employer after his Retirement Date (other than an In-Service
     Retirement Date) and is receiving annuity or installment payments, then payment of his Retirement
     Income and Supplemental Retirement Income benefits shall continue to be paid to him during his period of reemployment.

4.10 Deemed Termination After Normal Retirement Date

     Section 4.6 notwithstanding, in the case of a Participant who is employed beyond his Normal Retirement Date, the Participant's employment shall be deemed to terminate for the purposes of the Plan immediately prior to the first day of any calendar month in which there are less than eight days during which he is paid (or is entitled to payment) by an Affiliate, whether for the performance of duties or for any other reason. Accordingly, the first day of such month shall be considered a Postponed Retirement Date and payment of the Participant's Retirement Income and Supplemental Retirement Income (if any) shall commence as of such date, as provided in Section 4.6. Upon a Participant's actual Postponed Retirement Date or In-Service Retirement Date, this Section 4.10 shall cease to apply and the Participant's Retirement Income and Supplemental Retirement Income shall be recomputed in the manner described in Section 4.6. For the purposes of this Section 4.10, whether a corporation is an Affiliate shall be determined as of the Participant's Normal Retirement Date and without regard to the penultimate sentence of Section 1.2.

4.11 Grandfathered Participants

     The Retirement Income of each Participant who is a Grandfathered Participant shall equal the greater of:

          (A) The Cash Balance Benefit determined pursuant to the provisions of this Article 4, without regard to this Section 4.11; and

          (B) The single sum value of the Participant's adjusted Retirement Income calculated in accordance with the provisions of Appendix C
          (taking into account the factors set forth in Appendix A).

     Notwithstanding the above, effective June 1, 2007, the benefit determined in accordance with Section 4.11(B) shall be converted on June 1, 2007 into an Initial Employer Allocation (in a manner consistent with Section 4.3(B) utilizing the actuarial factors applicable on June 1, 2007) and, thereafter, the Participant shall have his Retirement Income determined in accordance with the method set forth in Section 4.3.

4.12 Participants Transferring to/from Another
     Company-Supported Plan

     In the case of an Employee who becomes eligible to participate in another plan funded at least in part by Employer contributions (and who, therefore, ceases active participation in this Plan pursuant to
     Section 2.2), the Retirement Income shall be computed as of the date he ceases active participation pursuant to Section 2.2 and upon the Plan's benefit formula then in effect. With respect to any Participant who was a participant in the Retirement Plan for Employees of American President Lines, Ltd. Represented by The Professional, Office and Industrial Division, Marine Engineers' Beneficial Association (AFL-CIO) and The Marine Clerks Association, Local 63, I.L.W.U. (the "Bargained Retirement Plan") and who becomes eligible to participate in this Plan, the Company may elect to transfer from the Bargained Retirement Plan to this Plan assets and liabilities associated with the benefits of such a Participant. Any such transfer shall be made in accordance with section 414(l) of the Code and shall not result in the reduction of any protected benefits within the meaning of section 411(d)(6) of the Code and the regulations promulgated thereunder. After any such transfer, the affected Participant shall cease to be a Participant in the Bargained Retirement Plan and shall receive his entire benefit from this Plan.


                         ARTICLE 5

       TERMINATION OF EMPLOYMENT PRIOR TO RETIREMENT

5.1  Termination of Service After Vesting

     If a Participant (i) separates from all service with any Affiliate prior to an Early Retirement Date, other than by reason of death, and (ii) has completed a five
     (5) or more year Period of Service, then he shall be entitled to receive one hundred percent (100%) of the Retirement Income accrued by him pursuant to Article 4 commencing as of a date determined in accordance with
     Article 3.


5.2  Termination of Service Before Vesting

     A Participant who separates from all service with any Affiliate prior to his attainment of age sixty-five
     (65), and prior to his completion of a five (5) year
     Period of Service or death, for reasons other than retirement on his Retirement Date, shall not be entitled to any Retirement Income benefits under the Plan.

5.3  Forfeitures

     Prior to the termination of the Plan, any forfeiture arising from the operation of this Article 5 or any other provision of the Plan shall be used to reduce future Employer contributions pursuant to Article 8.

                         ARTICLE 6

                  FORMS OF BENEFIT PAYMENT

6.1  Normal Form of Retirement Income

     Although a Participant may, in accordance with the provisions of this Article 6, elect to receive his Retirement Income in the form of a lump sum payment, a Participant's "Normal Form of Retirement Income" shall be the form of benefit described in this Section 6.1.

          (A)  Single Participants

               Except as otherwise provided for Married
          Participants pursuant to Paragraph (B) below, the Retirement Income shall be payable in the form of a life annuity commencing as of the Participant's
          Retirement Date and terminating with the last monthly payment due prior to his death. The life annuity shall be the Actuarial Equivalent of the Participant's Retirement Income.

          (B)  Married Participants

               In the case of a Married Participant who has been married for at least one (1) year at the time of his death and had been married to the same spouse before his Benefit Distribution Date, the Actuarial Equivalent of the Participant's Retirement Income shall be payable to him in the form of a monthly payment commencing as of the Participant's Retirement Date and, after the Participant's death, such spouse who is living at the time of the Participant's death shall continue to receive fifty percent (50%) of such monthly payments for life.

6.2  Normal Form of Supplemental Retirement Income

          (A)  Single Participants

               Except as otherwise provided for Married
          Participants pursuant to Paragraph (B) below, or unless an optional form of Retirement Income described in Section 6.3 is duly elected by a Participant pursuant to Section 6.3(F), the Supplemental Retirement Income provided pursuant to Section 4.4 and Appendix D, if any, shall be payable in the form of a monthly payment commencing as of his Retirement Date and terminating with the last monthly payment due prior to his death.

     (B)  Married Participants

               Solely with respect to Married Participants, unless an optional form of Retirement Income described in Section 6.3 is duly elected, the Supplemental Retirement Income provided pursuant to Section 4.4 and Appendix D shall be the Actuarial Equivalent of the Supplemental
          Retirement Income provided under Paragraph (A) above, payable as a reduced monthly Supplemental
          Retirement Income to such Married Participant for life commencing as of his Retirement Date. Upon the death of the Married Participant, fifty percent (50%) of the reduced Supplemental
          Retirement Income shall be paid to and during the life of the spouse to whom the Participant was married on the date when the Supplemental
          Retirement Income became payable, if such spouse is then living. Such payments shall terminate with the last monthly payment due prior to the spouse's death.

6.3  Optional Forms of Retirement Income

     Within a reasonable time before the Participant's Benefit Distribution Date, the Company shall make available to such Participant (i) a written explanation of the terms and conditions of the normal form of Retirement Income, (ii) a written explanation of the Participant's right to make or revoke an election of an optional form of Retirement Income and of the effect of such election or revocation, (iii) a written explanation of the effect of a failure to make an election of an optional form of payment and (iv) a written explanation of the rights of the Participant's spouse under Paragraph (F) below.

     In lieu of the normal form of Retirement Income provided in Section 6.1 and the normal form of Supplemental Retirement Income provided in Section 6.2, a Participant may elect one of the following options, subject to the conditions of Paragraph (F) below:

     (A)  Supplemental Retirement Income Options

               A Participant who is not eligible to receive a Retirement Income but who is eligible to receive a Supplemental Retirement Income pursuant to
          Section 4.4 and Appendix D may elect, during the election period described in Paragraph (F) below, to receive his Employee Aggregate Contributions in a single lump sum, payable upon his separation from all service with any Affiliate. The amount of his Employee Aggregate Contributions shall contain interest accrued to the date of payment in accordance with Section 1(e) of Appendix D. In the case of a Married Participant, the election shall be effective only when agreed to in writing by such Participant's spouse in the manner described in Paragraph (F) below.

               A Married Participant who (i) does not elect to receive his Supplemental Retirement Income pursuant to the foregoing paragraph and (ii) does not elect to receive an optional form of Retirement Income pursuant to Paragraphs (B) or
          (D) below may elect, during the election period described in Paragraph (F) below, to receive his Supplemental Retirement Income commencing upon his Retirement Date and terminating with the last monthly payment prior to his death. Such Supplemental Retirement Income shall be the Actuarial Equivalent of the Supplemental Retirement Income otherwise payable under
          Section 6.2(B). The election shall be effective only when agreed to in writing by the Married Participant's spouse in the manner described in Paragraph (F) below. However, the election may be revoked by the Married Participant by means of a written notice to the Company at any time prior to the commencement of such payments, which revocation shall become effective immediately.

               A Participant who (i) does not elect to
          receive his Supplemental Retirement Income in an optional form described above and (ii) elects to receive his Retirement Income in an optional form pursuant to Paragraphs (B), (C) or (D) below shall receive his Supplemental Retirement Income in the same form as his Retirement Income. If
          Paragraph (B) below is elected, the actual
          Supplemental Retirement Income payable shall be the Actuarial Equivalent of the benefit payable under Section 6.2. If a lump sum payment under Paragraph (D) below is elected, the Participant shall receive his employee contributions with interest accrued to the date of payment pursuant to Section 1(e) of Appendix D. If an installment distribution under Paragraph (D) below is elected, the Participant's employee contributions with interest accrued to the date of the first installment pursuant to Section 1(e) of Appendix D shall be added to the Participant's entire interest pursuant to Paragraph (D).

     (B)  Contingent Annuitant Options

               A Participant may elect to receive the
          Actuarial Equivalent of the Retirement Income otherwise payable under Section 6.1, commencing upon his Retirement Date and, after his death, payable to the contingent annuitant designated by the Participant, if then living, in the same amount or in an amount equal to fifty percent
          (50%) of the payments made to the Participant.

               If the Participant's contingent annuitant dies before the Participant's Benefit Distribution Date, the normal form of Retirement Income automatically shall become payable, as if a contingent annuitant option had not been elected, unless the Participant elects another optional form of payment within the applicable election period. If the contingent annuitant predeceases the Participant after his Benefit Distribution Date, the Retirement Income payments to the Participant will not be adjusted and will cease upon the Participant's death. Except as provided in Article 7, no income will be payable to a surviving contingent annuitant if the Participant dies before his Benefit Distribution Date.

               An election of a contingent annuitant option shall not become effective if an annual rate of Retirement Income of less than one hundred twenty dollars ($120) would be payable either to the Participant or to his contingent annuitant.

          (C)  Single Life Annuity for Married Participant

               A Married Participant may elect to receive his Retirement Income in the form of a monthly payment commencing as of the Participant's
          Retirement Date and terminating with the last monthly payment due prior to his death. An election pursuant to this Paragraph (C) shall be effective only when agreed to in writing by such Participant's spouse in the manner described in Paragraph (F) below.

     (D)  Payment in a Lump Sum or in Installments

               At the request of the Participant, payment to a retiring Participant may be made in a lump sum or, in the case of a Participant who is an Employee on December 31, 1992, in annual installments. The lump sum payment of a Participant's Cash Balance Benefit shall equal the Participant's Retirement Account. The lump sum payment of any other benefit payable under this Plan shall equal the Actuarial Equivalent of the Participant's normal form of Retirement Income as of his Retirement Date.

               Installments shall be paid over one of the following periods:

                    (1)  A period certain not longer than
               the life expectancy of the Participant; or

                    (2)  A period certain not longer than
               the joint life expectancy of the Participant and his spouse.

               The amount to be distributed each year shall not be smaller than the amount obtained by dividing the entire interest of the Participant at the time the distribution is made by the life expectancy of the Participant or the joint life expectancy of the Participant and his spouse (whichever is applicable). However, no distribution need be made in any year, or a lesser amount may be distributed, if the aggregate amounts distributed by the end of such year are at least equal to the aggregate of the minimum amounts required by this Paragraph (D) to be distributed by the end of such year. Any installments that remain unpaid upon the Participant's death shall be paid to his Beneficiary in a lump sum.

               A Participant's "entire interest" shall equal the lump sum value of his Retirement Income as of the Participant's Retirement Date, increased by earnings (in accordance with Section 6.3(E) or, if the Participant's entire interest is maintained in a separate interest-bearing account at a financial institution, the amount actually earned), and decreased by the amount of installment payments previously made.

               Life expectancies shall be determined in accordance with the regulations and tables issued under section 72 of the Code.

          (E)  Interest on Installments

               If the payment of a Participant's Retirement
          Income is made in installments, the unpaid amount shall be credited with interest compounded annually at the rate prescribed in Section 4.3(C).

          (F)  Election Requirements

               An election of an optional form of payment or a Retirement Date before the Normal Retirement Date shall be made by a Participant on the prescribed form and filed with the Company. Such election may be made only during an election period consisting of the ninety (90) consecutive days prior to the Participant's Benefit Distribution Date. A Participant may revoke such an election by providing a written notice to the Company on the prescribed form at any time prior to the end of the election period.

6.4  Small Payments

     If the Actuarial Equivalent of all benefits payable to any person under the Plan, expressed as a lump sum, is not more than three thousand five hundred dollars ($3,500), then the Actuarial Equivalent of such benefits shall be paid to such person in a single lump sum in lieu of monthly payments. For this purpose, a Retirement Income of $0 shall be deemed paid to any Participant who separates from service without being entitled to any Retirement Income benefits, as provided under Section 5.2 of the Plan. The lump sum payment shall be made as soon as reasonably practicable after the Participant separates from service or, in the case of a death benefit, the date of the Participant's death. However, no distribution shall be made under the preceding sentence after a Married Participant's Benefit Distribution Date, unless the Married Participant and his spouse (or surviving spouse if the Married Participant has died) consent in writing to the distribution within the ninety- (90-) day period prior to distribution.

6.5  General Rule on Commencement Dates

     All distributions under the Plan shall be made in accordance with the Income Tax Regulations under section 401(a)(9) of the Code. Such regulations are incorporated in the Plan by reference and shall override any inconsistent provisions of the Plan. In applying such regulations, no individual's life expectancy shall be recalculated with respect to the payment of any Retirement Income under the Plan, except to the extent that a recalculation is requested by such individual in writing and is permitted by such regulations.
                         ARTICLE 7

                PRERETIREMENT DEATH BENEFITS

7.1  Benefit Eligibility

     The Beneficiary of a Participant shall be entitled to a Death Benefit under this Article 7 if the Participant dies prior to his Benefit Distribution Date, but on or after June 1, 1997. Any benefit payable with respect to a Participant who dies prior to June 1, 1997 shall be determined in accordance with the provisions of the Plan in effect on May 31, 1997.

7.2  Payment of Death Benefit

          (A)  If the Beneficiary is not the surviving
          spouse of the Participant, payment shall be made as soon as is practicable after the Participant's death.

          (B) If the Beneficiary is the surviving spouse of the Participant, payment of the Death Benefit shall commence as of the first day of the month coincident or next following the later of (1) the Participant's Normal Retirement Date or (2) the date of the Participant's death. If the Participant's death occurs prior to the Participant's Normal Retirement Date, the surviving spouse may, in the manner prescribed by the Company, elect to receive the Death Benefit on an earlier commencement date, provided the surviving spouse's election is made within the ninety (90) day period prior to the desired commencement date. If, pursuant to Section 7.3, the Death Benefit is to be paid in a lump sum payment, then the payment shall be made as soon as practicable on or after the date set forth herein. If payment is in the form of an annuity, the payments shall be computed as of the date set forth herein and shall commence as soon as practicable on or after such date.

7.3  Form and Amount of Death Beneficiary

     If the Participant's Beneficiary is not the surviving spouse, payment of the Death Benefit shall be made in a lump-sum payment in cash. If the Participant's Beneficiary is not the surviving spouse, and if the Participant is eligible for the Supplemental Retirement Income provided by Appendix D, then the Participant's death benefit shall also include the Participant's employee contributions plus interest pursuant to the provisions of Section 1(e) of Appendix D to the date of payment.

     If the Participant's surviving spouse is his Beneficiary, payment shall be made as an annuity for the life of the surviving spouse that is payable monthly, unless the surviving spouse elects to receive the benefit as a lump-sum payment in cash. For purposes of this Section 7.3:

          (A)  If payable in a lump-sum and accrued under
          Section 4.3, the vested portion of the Death
          Benefit shall be in an amount equal to the Participant's Cash Balance Benefit as of the date payment of such benefit is commenced. If payable in a lump-sum and accrued under any other provision of the Plan, the Death Benefit shall be equal to the Actuarial Equivalent of the vested
          Retirement Income based on the factors set forth in Appendix A.

          (B)  If payable to the surviving spouse as a
          single- life annuity and accrued under Section 4.3, the Death Benefit shall be payable in an Actuarially Equivalent single-life annuity based on the factors set forth in Appendix A and the surviving spouse's age at the time the benefit is commenced in accordance with the factors set forth in Appendix A. If the Participant is eligible for the Supplemental Retirement Income provided by Appendix D, then the Death Benefit shall also include an amount, payable for the life of such spouse, which is the Actuarial Equivalent of the Participant's employee contributions plus interest pursuant to Section 1(e) of Appendix D. If, however, the spouse does not survive to receive a total Death Benefit equal to the Participant's employee contributions plus interest pursuant to
          Section 1(e) of Appendix D at his death, then the excess shall be paid in a lump sum to the Participant's Beneficiary.

7.4  Involuntary Lump Sum Cash-Outs

     Any other provision of the Article notwithstanding, if the value of the Participant's vested Retirement Income is not more than $3,500 as of the date of his death, payment of the Death Benefit shall be made to the Beneficiary in a single lump-sum payment in cash as soon as practicable after the date of the Participant's death.

7.5  Beneficiary Designation for Preretirement Death Benefit

     The Participant may not designate a non-spouse Beneficiary to receive the Death Benefit under this
     Article 7 without the consent of his spouse in accordance with this Section 7.5. Any spousal consent under this Section 7.5 above shall be in writing, shall identify the non-spouse Beneficiary, shall acknowledge the effect of such election and shall be witnessed by a Plan representative (if permitted by the Employer) or by a notary public. A consent, once given by a spouse, shall not be revocable by such spouse, unless the Participant revokes the designation. The spouse's consent shall not be required if (a) the Participant establishes to the Employer's satisfaction that the spouse's consent cannot be obtained because the spouse cannot be located or (b) the Participant is legally separated or has been abandoned (within the meaning of local law) and has an appropriate court order (unless a qualified domestic relations order provides otherwise) and, in either such case, (c) the Participant's designated Beneficiary agrees in writing that, if the Employer is compelled by a court of competent jurisdiction or other authority to pay all or any portion of the Death Benefit to or on behalf of such spouse, the designated Beneficiary will indemnify the Employer, by paying to the Employer, upon written demand, an amount equal to such payment, together with reasonable attorneys' fees and expenses. The Employer may, in its sole discretion, waive the indemnification requirement. If the spouse is legally incompetent to give consent, the spouse's legal guardian (including the Participant) may give consent.

7.6   Notice of Death Benefit Options

     The Employer shall provide each Participant within the applicable period, a written explanation of the Death Benefit detailing the terms and conditions on which the Death Benefit will be paid to the surviving spouse of the Participant, the Participant's right to elect a non-spouse Beneficiary to receive the Death Benefit, the right of the spouse with respect to the Death Benefit, and the effect on the spouse of the spouse's consent to the Participant's designation of a non-spouse Beneficiary.

     For purposes of this Section 7.6, the "applicable period" is whichever of the following periods ends last:

          (A) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; except that in the case of a Participant who separates from service before attaining age 35, the applicable period means the period beginning one year before the separation from service and ending one year after such separation. If such a Participant is later reemployed, notice will be given during the reemployment applicable period.

          (B)  A reasonable period ending after the
          individual becomes a Participant. A "reasonable period" is the period beginning one year prior to and ending on the earlier of 30 days prior to the Benefit Distribution Date or one year after the date the individual becomes a Participant.

7.7  Other Death Benefits

     If a Participant's death occurs after commencement of his Retirement Income, the Plan shall not provide any death benefits except in the following cases:

          (A) If the form of Retirement Income which the Participant was receiving contains provisions for the payment of benefits after the Participant's death, a benefit shall be paid accordingly; and

          (B)  If the Participant made employee
          contributions under the Natomas Plan or a Prior Plan, his Beneficiary shall receive, when the later to survive of the Participant or his spouse dies, a lump sum payment equal to the excess (if any) of the Participant's employee contributions plus interest pursuant to Section 1(e) of Appendix D as of the Benefit Distribution Date over the total amount of Retirement Income and Supplemental Retirement Income received by the Participant and his spouse. Payment shall be made as soon as practicable (but in no event later than five (5) years) after the Participant's death.

                         ARTICLE 8

                     FINANCING THE PLAN

8.1  Participant Contributions

     Participants are not required or permitted to contribute to the Plan. However, for any Participant who was a Participant in a Prior Plan or the Natomas Plan and had a balance in his contribution account when his participation in the Prior Plan or the Natomas Plan concluded, his balance in that account shall become a part of the Trust Fund and shall be payable in accordance with the provisions of this Plan.

8.2  Employer Contributions

     Each Employer shall make such contributions from time to time as it deems necessary to provide the benefits of the Plan. The minimum amount of such contributions shall be that amount which is required to meet the minimum funding standard of ERISA and any governmental regulations and rulings issued in connection with ERISA. However, the Employer is under no obligation to make any contributions under the Plan after the Plan is terminated, whether or not benefits accrued or vested prior to the date of termination have been fully funded.

8.3  Trust Agreement

     The Company has entered into a Trust Agreement, which shall be a part of the Plan. All contributions made pursuant to this Article 8 shall be paid to the Trust
     Fund. All such contributions and increments thereon shall be held and disbursed in accordance with the provisions of the Plan and the Trust Agreement. No person shall have any interest in, or right to, any part of the funds held in the Trust Fund, except as expressly provided in the Plan or Trust Agreement.

8.4  Reversion of Assets

     Prior to the termination of the Plan, the assets of the Plan shall not inure to the benefit of an Employer and shall be held for the exclusive purposes of providing benefits to Participants and their contingent annuitants and Beneficiaries and for defraying the reasonable expenses of administering the Plan, except that:

          (A) In the case of an Employer contribution which is made because of a mistake of fact, such contribution shall be returned to the Employer within one (1) year after the payment of the contribution; and

          (B) Each Employer contribution is expressly condi tioned upon the deductibility of the contribution under section 404 of the Code. If the deducti bility of a contribution is disallowed, the amount for which a deduction was disallowed (reduced by any losses incurred with respect to such amount) shall be returned to the Employer within one (1) year after the date of disallowance.

                         ARTICLE 9

    ADMINISTRATION OF THE PLAN AND MANAGEMENT OF ASSETS

9.1  Plan Sponsor and Plan Administrator

     The Company is the "plan sponsor" and the "plan administrator" of the Plan, as such terms are used in ERISA and the Code.

9.2  Administrative Responsibilities

     The Company shall be the named fiduciary which has the authority to control and manage the operation and administration of the Plan. The Company in its sole discretion shall make such rules, interpretations and computations and take such other actions to administer the Plan as the Company may deem appropriate. The Company shall have sole discretion to interpret the terms of the Plan and to determine eligibility for benefits pursuant to the objective criteria set forth in the Plan. The rules, interpretations, computations and other actions of the Company shall be binding and conclusive on all persons. In administering the Plan, the Company shall act in a nondiscriminatory manner to the extent required by section 401(a) and related provisions of the Code and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in section 404(a)(1) of ERISA.

9.3  Management of Plan Assets

     The Company shall be a named fiduciary with respect to control and management of the assets of the Plan, but only to the extent that it shall have the authority
     (i) to appoint one or more trustees to hold the assets of the Plan in trust and to enter into a trust agreement with each trustee it appoints, (ii) to appoint one or more Investment Managers for any assets of the Plan and to enter into an investment management agreement with each Investment Manager it appoints,
     (iii) to direct the investment of any Plan assets not assigned to an Investment Manager and (iv) to remove any trustee or Investment Manager it previously appointed. Each Investment Manager so appointed shall acknowledge in writing that it is a fiduciary with respect to the Plan.

9.4  Trustee and Investment Managers

     The Trustee shall have the exclusive authority and discretion to control and manage the Plan assets held in trust by it, except to the extent that (i) the Company directs how such assets shall be invested or
     (ii) the Company allocates the authority to manage such assets to one or more Investment Managers. Each Investment Manager appointed under Section 9.3 shall have the exclusive authority to manage, including the power to acquire and dispose of, the Plan assets assigned to it by the Company. The Trustee and any Investment Manager shall be solely responsible for diversifying the investment, in accordance with section 404(a)(1)(C) of ERISA, of the Plan assets assigned to them by the Company, except to the extent that the Company directs how such assets shall be invested.

9.5  Delegation of Fiduciary Responsibilities

     The Company may engage such attorneys, actuaries, accountants, consultants or other persons to render advice or to perform services with regard to any of its responsibilities under the Plan as it shall determine to be necessary or appropriate. The Company may designate by written instrument (signed by both parties) one or more persons to carry out, where appropriate, fiduciary responsibilities of the Company. The duties and responsibilities of the Company under the Plan shall be carried out by the directors, officers and employees of the Company, acting on behalf and in the name of the Company in their capacities as directors, officers and employees and not as individual fiduciaries. Except as provided in Section 14.1 (Review Panel), the Company is specifically prohibited from designating any director, officer or employee of the Company as a fiduciary and from allocating or delegating to any such person any of its fiduciary responsibilities.

9.6  Enrolled Actuary

     The Company shall appoint an Enrolled Actuary to make actuarial valuations of the liabilities under the Plan; to recommend to it the actuarial funding method and actuarial assumptions for use from time to time in actuarial and other computations for any purpose under the Plan; to recommend to it the range of permissible contributions to be made by each Employer; and to perform such other services as the Company shall deem necessary or desirable in connection with the administration of the Plan.

9.7  Reliance Upon Advice

     To the extent permitted by law, the Company shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered in good faith in reliance upon, any attorney, actuary, accountant, consultant or other person selected by the Company, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them or by the Trustee.

9.8  Funding Policy

     The Company shall have the fiduciary responsibility for establishing a funding policy and method that satisfies the requirements of Part 3 of Subtitle B of Title I of ERISA, and shall review the funding policy and method at least annually.

9.9  Communication of Financial Needs

     The Company shall communicate to the Trustee (or
     Investment Manager, where appropriate) from time to time (but at least annually) its determination of the Plan's short- and long-term financial needs.

9.10 Administrative Expenses

     All expenses that arise in connection with the administration of the Plan, including (but not limited to) the compensation of the Trustee, administrative expenses and proper charges or disbursements of the Trustee and compensation or other charges and expenses of any Investment Manager, attorney, actuary, accountant, consultant, or other person who shall be employed by the Company in connection with the administration of the Plan, shall be paid from the Trust Fund to the extent not paid by the Company. The
     Company shall have complete and unfettered discretion to determine whether an expense of the Plan shall be paid by the Company or out of the Trust Fund, and the Company's discretion and authority to direct the payment of expenses out of the Trust Fund shall not be limited in any way by any prior decision or practice regarding payment of the expenses of the Plan.

9.11 Manner of Payments

     Subject to the provisions of the Trust Agreement, the Company shall determine the manner in which the funds of the Plan shall be disbursed pursuant to the Plan.

                         ARTICLE 10

                  AMENDMENT OR TERMINATION

10.1  Amendments

      The Company may amend (retroactively or prospectively) any or all of the provisions of the Plan at any time by action of its board of directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority; provided, however, that no amendment shall make it possible for any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their contingent annuitants and Beneficiaries prior to the satisfaction of all liabilities with respect to Participants and their contingent annuitants and Beneficiaries under the Plan; and provided that no amendment shall make it possible to deprive any Participant of a previously accrued benefit, except to the extent permitted by section 412(c)(8) of the Code.

10.2  Merger, Consolidation or Transfer

      Except as otherwise provided in regulations under the Code, in the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, the benefit that each Participant would be entitled to receive if the Plan were to terminate immediately after the merger, consolidation or transfer shall not be less than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

10.3  Rights and Obligations Upon Termination

           (A) It is the intention of the Company that the Plan will continue indefinitely, but the Company may, at any time and for any reason, by action of its board of directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority, terminate the Plan or permanently discontinue Company contributions with respect to any or all Employers hereunder without terminating the Trust Agreement or the other provisions of the Plan. Any other provision hereof notwithstanding, no Employer shall have any obligation to continue to make contributions to the Plan after the termination thereof with respect to such Employer. Upon termination of the Plan, the accrued benefits of all Employees (to the extent funded) shall become fully vested and nonforfeitable.

           (B) It is the intent of this Section 10.3 that any termination of the Plan be accomplished in accordance with ERISA section 4044 and sections 401(a)(4) and 411(d)(3) of the Code and related regulations. Prior to any intended termination of the Plan, the Plan shall be amended to provide for allocation and distribution of Plan assets attributable to accrued benefits among Participants and Beneficiaries in compliance with such laws, and such allocation and distribution shall then be made by the Company in accordance with the Plan as so amended. Upon termination of the Plan, excess assets of the Trust Fund shall revert to the Company to the extent permitted by ERISA.

           (C) If any partial termination (as determined by the Company in accordance with applicable Code provisions) of the Plan occurs, then the accrued benefits of those Employees with respect to whom the Plan is so terminated (to the extent funded) shall become fully vested and nonforfeitable.

           (D) Until the final distribution of all Plan assets allocated on account of any termination or partial termination of the Plan, the Trust Fund shall continue, and the Company and the Trustee shall continue to have and may exercise all of the powers conferred upon them by the Plan and the Trust Agreement.

10.4  Limitations Upon Highest-Paid Employees

           (A) Restriction on Benefits

               In the event of the termination of the Plan, the benefit of any Highly Compensated Employee or any Highly Compensated Former Employee shall be limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code.

           (B) Pre-Termination Restrictions on Distributions

                    (1)  Limit on Annual Payments

                         The annual payments to a Restricted
               Employee under the Plan shall be restricted to an amount equal to the payments that would be made on behalf of such Restricted Employee under a single-life annuity that is the Actuarial Equivalent of the sum of his accrued benefit and his other Benefits under the Plan. The restrictions in this Section
               10.4 shall not apply, however, if:

                              (a)  After payment to a
                    Restricted Employee of all Benefits, the value of the Plan's assets equals or exceeds one hundred ten percent (110%) of the value of current liabilities (as defined in section 412(l)(7) of the
                    Code); or

                              (b)  The value of the Benefits
                    for a Restricted Employee is less than
                    one percent (1%) of the value of current liabilities; or

                              (c)  The value of the Benefits
                    for a Restricted Employee is $3,500 or
                    less.

                    (2)  Definition of Benefit

                         For purposes of this Section 10.4
               only, the term "Benefit" shall include, among other benefits, loans in excess of the amount set forth in section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Participant and any death benefits not provided by insurance on the Participant's life.

                    (3)  Definition of Restricted Employee

                         For purposes of this Section 10.4
               only, the term "Restricted Employee" with respect to any Plan Year shall mean one of the twenty-five (25) Highly Compensated
               Employees and Highly Compensated Former
               Employees whose Compensation (as defined in Section 4.8) is highest for such Plan Year.

                         ARTICLE 11

                     GENERAL PROVISIONS

11.1  No Implied Employment Contract

      The Plan shall not be deemed (i) to give any Employee or other person any right to be retained in the employ of an Employer nor (ii) to interfere with the right of an Employer to discharge any Employee or other person at any time and for any reason.

11.2  Benefits Not Assignable


      Except as otherwise provided in Section 11.7 or
      section 414(p) of the Code with respect to qualified domestic relations orders, no distribution or payment under the Plan to any Participant, Beneficiary or contingent annuitant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any distribution or payment in any way be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to the distribution or payment.
      If any Participant, Beneficiary or contingent annuitant has been adjudicated a bankrupt or has purported to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment, voluntarily or involuntarily, then the Company, in its discretion, may direct the Trustee to hold or apply the distribution or payment or any part thereof to or for the benefit of such Participant, Beneficiary or contingent annuitant in such manner as the Company shall direct. The Company shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under qualified domestic relations orders.

11.3  Payments Under Qualified Domestic Relations Order

      The creation or recognition of the right of an Alternate Payee to any Retirement Income payable with respect to a Participant by, and the payment of benefits pursuant to, a qualified domestic relations order (as defined in section 414(p) of the Code) shall not constitute a violation of Section 11.2. The Company shall establish reasonable, written procedures to determine the qualified status of a domestic relations order and to administer distributions under such orders. Pursuant to a qualified domestic relations order, the Plan may distribute the Actuarial Equivalent of any benefit payable to an Alternate Payee prior to the Participant's Benefit Distribution Date, but no earlier than the Participant's Early Retirement Date or (if earlier) Normal Retirement Date, without regard to whether the Participant is then retired. An Alternate Payee's election of a contingent annuitant option, lump sum option or installment option for distribution of his Plan benefit shall be conditioned upon satisfying any election requirement equivalent to those applicable to the Participant. To the extent that a qualified domestic relations order creates, assigns or recognizes an Alternate Payee's right to any portion of the Retirement Income otherwise payable to or with respect to a Participant, such portion thereafter shall not be taken into account in determining the Retirement Income payable to or with respect to such Participant.

11.4  Payments of Benefits to Infants or Incompetents

      If the Company determines that any person entitled to payments under the Plan is an infant or is incompetent by reason of a physical or mental disability, then it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility for the application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Employer, the Trustee and the Company.

11.5  Proof of Age and Marriage

      Participants, spouses and contingent annuitants shall furnish proof of age and marital status satisfactory to the Company at such time or times as the Company may prescribe. Subject to Section 6.5, the Company may delay the disbursement of any benefit due under the Plan until all pertinent information with respect to age and marital status has been so furnished.

11.6  Source of Benefits

      The Trust Fund shall be the sole source of benefits under the Plan, and each Employee, Participant, contingent annuitant, Beneficiary or other person who claims the right to any payment or benefit under the Plan shall only be entitled to look to the Trust Fund for such payment or benefit and shall not have any right, claim or demand therefor against any Employer or any officer or director of the Employer.

11.7  Overpayments and Underpayments

      If any person has received a payment from the Plan in excess of the amount (if any) to which he was entitled under the Plan, then the excess may be withheld from one or more subsequent payments to such person (or to any person who derives his rights under the Plan from the person who received the overpayment); provided that no single periodic payment under the Plan shall be reduced by more than twenty-five percent (25%) on account of one or more prior overpayments. In addition, the Company may employ any other lawful means to recover overpayments on behalf of the Plan. If any person has received less than the amount to which he is entitled under the Plan, then the entire amount of the deficiency shall be paid to him (or to his representative) as soon as reasonably practicable after the discovery of the underpayment.

11.8  Service in Multiple Fiduciary Capacities

      Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and Trust Agreement.

11.9  Criminal Acts

      Any Participant who (i) has not attained the age of sixty-five (65), (ii) has less than a five (5) year Period of Service and (iii) admits to, or is convicted of, any criminal act against an Employer shall not be entitled to any Retirement Income benefits for service after November 15, 1972, attributable to Employer contributions, unless the Plan is terminated prior to the date when he admits to, or is convicted of, such criminal act.

11.10 IRS Qualification

      The Company intends that the Plan (including the Trust
      Agreement forming a part thereof) shall be a qualified pension plan for the exclusive benefit of Employees and their Beneficiaries, as provided in sections 401(a) and 501(a) of the Code.

11.11 Construction of Plan

      Headings to the Articles, Sections or Subsections of the Plan are for reference only. In the event of a conflict between a heading and the text of the Plan, the text of the Plan shall control. In the event of a conflict between the text of the Plan and any summary, description or other information regarding the Plan, the text of the Plan shall control.

      Words indicating gender shall be construed to include males and females wherever appropriate. The singular shall include the plural, and the plural shall include the singular, unless the context otherwise requires.

11.12 Forms for Plan Communications

      All communications from a Participant or other person with regard to the Plan shall become effective only when made in writing and filed with the Company. If the Company has adopted prescribed forms for any communications, such communications shall be effective only if filed on such forms.

11.13 Governing Law

      The provisions of the Plan shall be construed, administered and governed according to ERISA and, to the extent not superseded by ERISA, the laws of the State of California.


                         ARTICLE 12

                     PERIOD OF SERVICE

12.1  Period of Employment Relationship

      An individual's Period of Service shall include any period during which he maintains an employment relationship with any Affiliate, determined as follows:

      (A)  General Rule

               An individual's employment relationship shall begin as of the date on which he first performs duties as an employee of any Affiliate for which he receives (or is entitled to receive) compensation and shall end as of the date on which he retires, dies, quits, is discharged or otherwise severs from all employment with any Affiliate.

      (B)  Approved Absence

               If an individual is absent (with or without pay) with the approval of an Affiliate and if the absence does not exceed twelve (12) months, then the absence shall not be considered a quit. If the absence exceeds twelve (12) months but the individual complies with all terms and conditions imposed from time to time by the Affiliate (which may include a requirement of reemployment), then the absence also shall not be considered a quit. If the absence exceeds twelve (12) months and if the individual fails to comply with such terms and conditions, then the absence shall be considered a quit as of the expiration of the first twelve (12) months.

           (C) Military Leave

               If an individual enters into military service with the United States, then his entry into military service shall not be considered a quit; provided, however, that the entry into military service shall be considered a quit as of the time when it occurs if the individual fails to return to employment with an Affiliate within the period during which his reemployment rights are protected by law.

12.2  Interval Between Periods of Employment

      The Period of Service of an individual who is rehired by an Affiliate within 365 days after the end of his previous employment relationship with an Affiliate, as determined pursuant to Section 12.1, shall include the period between the end of the previous employment relationship and the commencement of the new employment relationship.

12.3  Predecessor Companies

      In determining an individual's nonforfeitable interest in his Retirement Income, his Period of Service also shall include any Period of Service with a company merged or consolidated with an Employer, or a substantial part of the assets or business of which has been acquired by an Employer (hereafter "Predecessor Company"):

           (A) If the Employer continues to maintain an employee pension benefit plan of such Predecessor
           Company;

           (B) If, and to the extent, such employment with the Predecessor Company is required to be treated as employment with the Employer under regulations prescribed by the Secretary of the Treasury; or

           (C) If, and to the extent, granted by the Company in its sole discretion, effected on a nondiscriminatory basis, regarding all persons similarly situated.

      For purposes of determining an individual's Retirement Income benefit, his Period of Service also may include a Period of Service with a Predecessor Company to the extent granted by the Company in its sole discretion, effected on a nondiscriminatory basis regarding all persons similarly situated.

12.4  Other Periods

      An individual's Period of Service shall include the following:

           (A) Any period recognized under the terms of the Plan as in effect on May 31, 1997; and

           (B) Any other period which constitutes a Period of Service under such written, uniform and nondiscriminatory rules as the Company may adopt from time to time.

12.5  Years in a Period of Service

      All of an individual's Periods of Service determined pursuant to this Article 12 shall be aggregated on the basis of days. The number of years in the individual's aggregate Period of Service shall be expressed as a number rounded to the fourth decimal place determined by dividing the aggregate number of days in such period by three hundred sixty-five (365).

                         ARTICLE 13

                    CLAIMS AND INQUIRIES


13.1  Application for Benefits

      Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Company in writing. An application for benefits shall be submitted on the prescribed form and shall be signed by the Participant or, in the case of a benefit payable after his death, by his surviving spouse or Beneficiary.

13.2  Denial of Application

      In the event that an application for benefits is denied in whole or in part, the Company shall notify the applicant in writing of the denial and of the right to a review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice shall be given to the applicant within a reasonable period of time (not more than ninety (90) days) after the Company received the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than one hundred eighty (180) days after the Company received the application.



                         ARTICLE 14

                  REVIEW OF DENIED CLAIMS

14.1  Review Panel

      The Company shall from time to time appoint a panel (the "Review Panel") which shall consist of three (3) individuals who may, but need not, be Employees. The Review Panel shall be the named fiduciary which has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

14.2  Request for Review

      An applicant whose application for benefits was denied in whole or in part, or the applicant's duly authorized representative, may appeal from the denial by submitting to the Review Panel a request for a review of the application within ninety (90) days after receiving written notice of the denial from the Company. The Company shall give the applicant or his representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters which the applicant deems pertinent.
      The Review Panel may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

14.3  Decision on Review

      The Review Panel shall act on each request for a review within sixty (60) days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than one hundred twenty (120) days after the Review Panel received the request for a review. The Review Panel shall give prompt written notice of its decision to the applicant and to the Company. In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

14.4  Rules and Interpretations

      The Review Panel shall adopt such rules, procedures and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this Article 14.

14.5  Exhaustion of Remedies

      No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with Section 13.1, (ii) has been notified by the Company that the application is denied, (iii) has filed a written request for a review of the application in accordance with Section 14.2 and (iv) has been notified in writing that the Review Panel has affirmed the denial of the application; provided, however, that legal action may be brought after the Company or the Review Panel has failed to take any action on the claim within the time prescribed by Sections 13.2 and 14.3, respectively.


                         ARTICLE 15

                    TOP-HEAVY PROVISIONS

15.1  Determination of Top-Heavy Status

      Any other provision of the Plan notwithstanding, this
      Article 15 shall become effective for any Plan Year beginning after December 31, 1983, in which the Plan is a Top-Heavy Plan. The Plan shall be considered a "Top-Heavy Plan" for a Plan Year if, as of the Determination Date for such Plan Year, the Top-Heavy
      Ratio for the Aggregation Group exceeds sixty percent
      (60%).

15.2  Minimum Benefit

      The annual Normal Retirement Income of each
      Participant shall not be less than the product of
      (i) two percent (2%) of the Participant's Average
      Compensation, as defined in Section 15.6(C), and
      (ii) the number of the Participant's Qualifying Years not in excess of ten (10).

15.3  Minimum Vesting

      Any other provision of the Plan notwithstanding, the vesting requirement under Section 5.1 shall be a three
      (3) or more year Period of Service (instead of a five
      (5) or more year Period of Service) for each Participant who completes any Period of Service in a Plan Year in which the Plan is a Top-Heavy Plan.

15.4  Effect of Change in Top-Heavy Status

      If the Plan at any time is a Top-Heavy Plan and thereafter ceases to be a Top-Heavy Plan, each Participant who would be vested under Section 15.3 as of the May 31 in the last Plan Year in which the Plan is a Top-Heavy Plan shall thereafter continue to be vested. Each other Participant shall be vested in accordance with Article 4 or 5, whichever is applicable. After the Plan ceases to be a Top-Heavy Plan, a Participant's Retirement Income shall be determined under Article 4 or 5, whichever is applicable, except that such benefit shall not be less than the benefit accrued under Section 15.2 as of the May 31 in the last Plan Year in which the Plan was a Top-Heavy Plan.

15.5  Impact on Benefit Limitations

      For each calendar year within a Plan Year in which the Plan is a Top-Heavy Plan, the number "1.00" shall be substituted for the number "1.25" wherever it appears in sections 415(e)(2) and (3) of the Code; provided, however, that such substitution shall not have the effect of reducing any benefit accrued under this Plan or any other defined-benefit plan maintained by any Affiliate prior to the first day of the Plan Year in which this Section 15.5 becomes applicable.

15.6  Definitions

      For purposes of this Article 15, the following definitions shall apply:

           (A) "Affiliate" means each Affiliate, as defined in Section 1.3, except that the penultimate sentence of Section 1.3 shall not apply.

           (B) "Aggregation Group" means a group of qualified plans consisting of:

                    (1)  Each plan of the Affiliates in
               which a Key Employee participates and each other plan of the Affiliates which enables any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) and 410 of the Code; or

                    (2)  All plans of the Affiliates
               included under (1) above, plus, at the
               election of the Company, one or more
               additional plans of the Affiliates which, when all such plans are considered together, satisfy the requirements of sections
               401(a)(4) and 410 of the Code.

           (C) "Average Compensation" means the
           Participant's average annual Compensation for the series of consecutive Plan Years (not in excess of five (5)) during which the Participant had the greatest aggregate Compensation. For purposes of the preceding sentence, the following Plan Years shall be disregarded (and the preceding and following Plan Years shall be considered consecutive):

                    (1)  Any Plan Year during which the
               Participant has no Period of Service;

                    (2)  Any Plan Year ending before June 1,
               1984; and

                    (3)  Any Plan Year commencing after the
               close of the last Plan Year in which the Plan was a Top Heavy Plan.

           (D) "Compensation" shall have the meaning given such term in Section 4.8.

           (E) "Determination Date" means the last day of the preceding Plan Year.

           (F) "Key Employee" means a key employee, as defined by section 416(i) of the Code and the regulations thereunder. In applying section 416(i) of the Code, the term "compensation" shall have the meaning set forth in Paragraph (D) above.

           (G) "Qualifying Year" means each Plan Year with respect to which all of the following requirements are met:

                    (1)  The Plan is a Top-Heavy Plan;

                    (2)  The Participant is not a Key
               Employee;

                    (3)  The Participant completes any
               Period of Service; and

                    (4)  The Plan Year commenced on or after
               June 1, 1984.

           (H) "Top-Heavy Ratio" means the top-heavy ratio for the Affiliates, as computed in accordance with section 416(g) of the Code and the regulations thereunder. In applying section 416(g) of the Code, the present value of accrued benefits shall be determined on the basis of the interest assumption and the mortality assumptions used for the computation of plan costs under section 412 of the Code, and the valuation date shall be the last day of the Plan Year.

                         ARTICLE 16

                         EXECUTION

To record this amendment and restatement of the Plan to read as set forth herein, effective as of June 1, 1997, the Company has caused its authorized officer to execute this document this 14 day of August, 1997.

                                                 APL LIMITED



                            By  /s/ Timothy J. Windle
                                    Assistant Secretary


                ACTUARIAL EQUIVALENT FACTORS

SECTION 1.      DEFINITIONS.

     As used herein, the following terms shall have the following meanings:

     (a) "Applicable Interest Rate" means the annual rate of interest described in section 417(e)(3)(A)(ii)(II) of the Code. This rate shall be determined for each Plan Year, and shall remain stable throughout the Plan Year. This determination shall be made as of the "Lookback Month" for the applicable Plan Year. The "Lookback Month" shall be the month of April which precedes the Plan Year for which the determination is being made.

     (b) "Applicable Mortality Table" means the table described in section 417(e)(3)(A)(ii)(I) of the Code.

     Capitalized terms used in this Appendix A that are not defined above shall have the same meaning as those terms do in the Plan.

SECTION 2.     INITIAL EMPLOYER ALLOCATION.

     For purposes of determining a Participant's Initial Employer Allocation as of May 31, 1997, the determination shall be made utilizing the Applicable Mortality Table in effect as of June 1, 1997 and an interest rate assumption of 7 percent (7%). A Participant's "adjusted Retirement Income" shall equal his Retirement Income as of May 31, 1997; however, in the case of a Participant whose Retirement Income on May 31, 1997 was the Participant's "COLA-Adjusted Retirement Income" (as defined by the Plan document in effect on May 31, 1997), the "adjusted Retirement Income" shall be equal to such COLA-Adjusted Retirement Income adjusted by applying the following factors:

            Factors for Determining Eligibility
           for a COLA-Adjusted Retirement Income

                       Single Factors
  Age             2.5% Factors             1.5% Factors

   55                    1.276                    1.166
   56                    1.269                    1.161
   57                    1.262                    1.157
   58                    1.255                    1.153
   59                    1.248                    1.149
   60                    1.241                    1.145
   61                    1.235                    1.141
   62                    1.228                    1.137
   63                    1.221                    1.133
   64                    1.215                    1.129
   65                    1.208                    1.125


                      Married Factors
  Age             2.5% Factors             1.5% Factors

   55                    1.430                    1.307
   56                    1.423                    1.302
   57                    1.415                    1.297
   58                    1.407                    1.293
   59                    1.399                    1.288
   60                    1.391                    1.283
   61                    1.385                    1.279
   62                    1.377                    1.274
   63                    1.369                    1.270
   64                    1.362                    1.266
   65                    1.354                    1.261


Married Factors = Single Factors / 89.2%

SECTION 3.     CONVERSION OF RETIREMENT ACCOUNT TO A LIFE
               ANNUITY.

     For purposes of converting a Participant's Retirement
Account into a life annuity, the life annuity shall be the Actuarial Equivalent of the Retirement Account determined utilizing the Applicable Interest Rate and the Applicable
Mortality Table.

SECTION 4.     SINGLE SUM VALUE OF GRANDFATHERED BENEFIT.

     For purposes of Section 4.11(B), the single sum value of the Grandfathered Benefit shall be made based on the Applicable Mortality Table and the Applicable Interest Rate in effect at the time of such determination. If a Participant's Grandfathered Benefit is equal to his "COLA-
Adjusted Retirement Income" (as defined in Section 2(d) of
Appendix C), then the determination of the single sum value shall be made by also taking into account the "Factors for Determining Eligibility for a COLA-Adjusted Retirement
Income" set forth in Section 2 of this Appendix A.

SECTION 5.     JOINT-AND-SURVIVOR ANNUITY OPTION FACTORS.

     Joint-and-survivor option factors shall be determined by the following formulas:

100% Continuation:

     Retirement at age 65     80.6% plus .8% for each year
                              the contingent annuitant is
                              older than the Employee or
                              minus .8% for each year the
                              contingent annuitant is
                              younger than the Employee, but
                              in no event greater than 98%.

     Retirement at other
      than age 65             The initial factor shall
                              be increased by .6%
                              for each year the Employee is
                              under age 65 and decreased by
                              .6% for each year the Employee
                              is over age 65, but the result
                              shall in no event be greater
                              than 98%.

50% Continuation:

     Retirement at age 65     89.2% plus .5% for each year
                              the contingent annuitant is
                              older than the Employee or
                              minus .5% for each year the
                              contingent annuitant is
                              younger than the Employee, but
                              in no event greater than 98%.

     Retirement at other
      than age 65             The initial factor shall
                              be increased by .4%
                              for each year the Employee is
                              under age 65 and decreased by
                              .4% for each year the Employee
                              is over age 65, but the result
                              shall in no event be greater
                              than 98%.


           Tables Illustrating Joint-and-Survivor
               Option Factors at Various Ages

                Contingent
Employee's    Annuitant's
Age on        Age on Nearest   100%          50%
Birthday      Birthday      Continuance   Continuance

   65            70            .846         .917
   65            65            .806         .892
   65            60            .766         .867
   65            55            .726         .842
   62            64            .840         .914
   62            60            .808         .894
   60            62            .852         .922
   55            53            .850         .922


SECTION 6.     ALL OTHER CALCULATIONS.

     For all other purposes under the Plan, except as may be set forth in the applicable Section, calculations shall be made based on the Applicable Interest Rate and the Applicable Mortality Table.


                         APPENDIX B

                 DIRECT ROLLOVER PROVISIONS


SECTION 1.  DIRECT ROLLOVER OPTION.

     Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Appendix B, a Distributee may elect, subject to the conditions and administrative procedures prescribed by the Company, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, as described in section 401(a)(31) of the Code. In the event that the Distributee elects to receive a portion of the Eligible Rollover Distribution and to transfer a portion to another Eligible Retirement Plan in a Direct Rollover, the Direct Rollover portion must be at least $500.

SECTION 2.  DEFINITIONS.

     As used herein, the following terms have the following meanings:

     (a) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and a distribution of less than $200.

     (b) "Eligible Retirement Plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

     (c) "Distributee" means a Member, the Member's surviving spouse and the Member's spouse or former spouse who is an Alternate Payee.

     (d) "Direct Rollover" means a payment by the Plan to an Eligible Retirement Plan, including payment effected by delivering to the Distributee a check made payable to the Eligible Retirement Plan's custodian or trustee.

     Capitalized terms used in this Appendix B that are not defined herein shall have the same meaning as those terms do in the Plan.

                         APPENDIX C

                   GRANDFATHERED BENEFIT


     This Appendix C shall be applicable solely with respect to Grandfathered Participants, as set forth in the Plan.
This Appendix shall be effective as of June 1, 1997.

SECTION 1.     DEFINITIONS.

     Capitalized terms used in this Appendix C that are not defined herein shall have the same meaning as those terms do in the Plan. For purposes of this Appendix C, "Natomas Company," "Natomas Plan" and "Prior Plan" shall have the meanings set forth in Appendix D.

(a) "Average Annual Compensation" means one fifth (1/5) of the highest sum of a Participant's Grandfather Benefit Compensation for any five (5) consecutive calendar years during the Participant's Credited Period of Service. If the Participant's Credited Period of Service contains fewer than five (5) June 1 dates, "Average Annual Compensation" means the sum of his Grandfather Benefit Compensation for each of the calendar years that contain a June 1 date divided by the number of such years. If a Participant is on an approved absence (within the meaning of Section 12.1(B)), without receiving any Base Grandfather Compensation from an Employer, on June 1 of any calendar year, then the Participant's Grandfather Benefit Compensation for the calendar year that contains the June 1 date immediately preceding the start of the absence shall be substituted in the computation.

(b) "Average Social Security Base" means "covered compensation," as defined in section 401(l)(5)(E) of the Code.

(c) "Base Grandfather Compensation" means a Participant's rate of basic earnings on June 1 while the Participant is an Eligible Employee, including amounts contributed on a pretax basis under section 125 or 401(k) of the Code to a plan maintained by the Employer, and excluding overtime pay, bonuses, commissions, incentive compensation and Employer contributions (other than salary deferrals) to this or any other benefit plan.

(d)  "Credited Period of Service" means:

          (1) The credited period of service completed by the Participant prior to August 31, 1983, under the provisions of a Prior Plan applicable to service for benefit accrual purposes, determined without regard to any breaks in service; plus

          (2) Any period completed by the Participant on or after August 31, 1983, to the extent that (i) such period constitutes a Period of Service under
          Article 12 and (ii) the Participant is an Eligible Employee during such period; plus

          (3)  In the case of an individual who first
          becomes an Employee on or after January 1, 1993 and who thereafter becomes a Participant, any period completed by such individual prior to becoming a Participant to the extent that (i) such period constitutes a Period of Service under
          Article 12 and (ii) the individual is an Eligible Employee during such period; plus

          (4) In the case of a Natomas Transferee, the credited period of service completed by the Natomas Transferee prior to his transfer, as determined under the provisions of the Natomas
          Plan applicable to service for benefit accrual purposes; minus

          (5) The number of years (and fractions thereof) included in Paragraphs (1), (2), (3) and (4) above that were used to calculate a Retirement Income that was paid to the Participant in the form of a lump sum distribution under the Plan, unless the Participant is reemployed as an Eligible Employee and repays the lump sum distribution, together with interest thereon at the rate specified in
          Section 1(a) of Appendix D, prior to his subsequent Benefit Distribution Date.

          (6)  For purposes of applying Article 12 to
          determine a Participant's Credited Period of Service under this Section of Appendix C, the following provision shall replace Section 12.5 under Article 12: All of an individual's Periods of Service determined pursuant to Article 12 shall be aggregated on the basis of months. The number of years in the individual's aggregate Period of Service is determined by dividing the number of months in such period by twelve (12). Partial months of service are rounded up to the next higher whole month.

(e) "Eligible Grandfather Compensation" means, for any calendar year the sum of:

          (1)  The Participant's annual Base Grandfather
          Compensation during such calendar year;

          (2)  Any bonus that he receives during such
          calendar year under the Company's year-end bonus plan for executives and key employees;

          (3) The total amount of any overtime pay that he receives during such calendar year, except that any overtime pay received during a calendar year in which he completes a Credited Period of Service of less than twelve (12) months shall be divided by the number of completed months in such Credited Period of Service and then multiplied by twelve
          (12);

          (4) For Plan Years ending on or before May 31, 1997, the total amount of any commissions that he receives during such calendar year, except that any commissions received during a calendar year in which he completes a Credited Period of Service of less than twelve (12) months shall be divided by the number of completed months in such Credited Period of Service and then multiplied by twelve
          (12);

          (5)  Any payment he receives under the Company's
          Team Up For Success program during the 1997 calendar year;

          (6)  Any bonus received under the Company's
          Worldwide Bonus program during such calendar year;
          and

          (7)  Any portion of a Participant's annual
          earnings (including any bonus which would otherwise be includible as Eligible Grandfather
          Compensation) deferred by the Participant pursuant to a nonqualified plan sponsored by the Participant's Employer.

(f)  "Grandfather Benefit Compensation" shall mean a
Grandfathered Participant's Eligible Grandfather
Compensation divided by two (2).  Grandfather Benefit
Compensation taken into account under the Plan shall in no event exceed the limitation in effect for that year under section 401(a)(17) of the Code. This limitation shall automatically be adjusted for each calendar year to reflect the cost-of-living adjustment (if any) announced by the Commissioner of Internal Revenue for such calendar year.

(g) "Natomas Transferee" means a Participant who was a participant in the Natomas Plan and who, at any time prior to November 30, 1983, has transferred directly from employment with Natomas Company, or with another corporation which adopted the Natomas Plan, to employment with an Employer as an Eligible Employee.

(h) "Primary Social Security Benefit" means the estimated annual benefit to which a Participant will be entitled under the Federal Social Security program upon attaining age 65.
A Participant's Primary Social Security Benefit shall be estimated by the Company as of the date the Participant ceases to be an Employee on the basis of:

          (1) In the case of a Participant who retires on a Retirement Date, the assumption that such Participant has no income that constitutes "wages" for purposes of the Federal Social Security program after the earlier of his Retirement Date or age sixty-five (65);

          (2) In the case of a Participant who ceases to be an Employee prior to a Retirement Date, the assumption that his income that constitutes "wages" for purposes of the Federal Social Security program for each calendar year beginning with the year in which he ceases to be an Employee and ending with the year that includes his sixty-fifth (65th) birthday is equal to the annualized rate of his compensation from the Affiliates that constitutes "wages" for purposes of the Federal Social Security program immediately prior to the date such Participant ceases to be an Employee; and

          (3)  The Participant's annualized rate of
          compensation during the Participant's initial period as an Employee (as determined by the Company), projected backward to reflect growth at the rate of the National Average Wage Index plus two percentage points; provided, however, that a Participant may supply the Company with documentation of the Participant's actual earnings history prior to the commencement of benefits under the Plan, in which case the Participant's Primary Social Security Benefit shall be estimated on the basis of such actual earnings history.

SECTION 2.  GRANDFATHERED RETIREMENT BENEFIT.

     The benefit described in Section 4.11(B) shall be determined in accordance with the provisions of this
Section 2 of Appendix C.

(a)  Normal Retirement Benefit.  Subject to the remaining
Sections of this Appendix, Section 4.8, the provisions of
Article 6 (Forms of Benefit Payment) and Section 10.4
(Limitations Upon Highest-Paid Employees), a Participant's annual rate of Retirement Income, commencing on his Normal
Retirement Date, shall be equal to the amount described in Paragraph (1) below, minus the amount described in Paragraph (2) below, but not greater than the amount described in Paragraph (3) below.

          (1) The amount described in this Paragraph (1) shall be equal to a percentage of the Participant's Average Annual Compensation. Such percentage shall be equal to the sum of:

                    (A)  The product of four and two-fifths
               percent (4-2/5%) times the number of years in the Participant's Credited Period of Service completed prior to January 1, 1993 not in excess of twenty (20); plus

                    (B)  The product of two percent (2%)
               times the number of years in the
               Participant's Credited Period of Service completed prior to January 1, 1993 in excess of twenty (20); plus

                    (C)  The product of three and one-thirds
               percent (3-1/3%) times the number of years in the Participant's Credited Period of Service completed after December 31, 1992.

          (2) The amount described in this Paragraph (2) shall be equal to a percentage of the Participant's Primary Social Security Benefit equal to the product of one and two-thirds percent
          (1-2/3%) times the number of years in the Participant's Credited Period of Service.

          (3)  The amount described in this
          Paragraph (3) shall be equal to fifty percent
          (50%) of the amount (if any) by which the Participant's Average Annual Compensation exceeds his Primary Social Security Benefit.
          Solely for purposes of this Section 2(a)(3), a Participant's Average Annual Compensation shall be determined based on the definition of "Grandfather Benefit Compensation" contained in Section 1(f) of this Appendix C, but substituting "one (1)" for "two (2)."

     Partial years in the Participant's Credited Period of Service shall be rounded up to the next higher whole month and then counted as the appropriate fraction of a year.

(b) Participants Transferring Among Certain Companies. In the case of a Natomas Transferee, the annual rate of Retirement Income, commencing on his Normal Retirement Date, shall be the larger of the amounts described in Paragraph (1) or (2) below.

          (1) The amount described in this Paragraph (1) shall be equal to the amount computed pursuant to
          Section 2(b) of this Appendix C. For this purpose, the Natomas Transferee's credited period of service under the Natomas Plan shall be included, as provided in Section 1(d)(4) of this Appendix C.

          (2) The amount described in this Paragraph (2) shall be equal to the sum of:

                    (A)  The amount computed pursuant to
               Section 2(a) of this Appendix C, except that
               Section 1(d)(4) of this Appendix shall be disregarded and the Natomas Transferee's credited period of service under the Natomas
               Plan shall be excluded; plus

                    (B)  The annual normal retirement
               benefit which the Natomas Transferee had accrued under the Natomas Plan as of the date of his transfer to an Employer (in the form of a single-life annuity).

     In the case of a Participant who (i) had been transferred between Pacific Far East Lines, Inc. ("PFEL") and an Employer prior to July 1, 1971,
     (ii) was employed by an Employer on such date and
     (iii) retires while employed by an Employer after March 1, 1973, the Participant's Retirement Income provided in Section 2(a) of this Appendix C first shall be computed as if employment with PFEL had been with an Employer. The amount so determined then shall be reduced by the annual normal retirement benefit which the Participant is eligible to receive (in the form of a single-life annuity) from the retirement plan of PFEL.

(c) Early Retirement Income. A Participant who retires on an Early Retirement Date may elect to receive one of the following:

          (1) Commencing on his Normal Retirement Date, or on the first day of any month prior to his Normal
          Retirement Date but coinciding with or following his sixty-second (62nd) birthday, the Retirement
          Income benefit accrued by him pursuant to
          Section 2(a) of this Appendix C.

          (2) Commencing on his Early Retirement Date or on the first day of any month between his Early Retirement Date and his sixty-second (62nd) birthday (as selected by the Participant pursuant to Section 6.3(F)), the Retirement Income benefit described in Paragraph (1) above, reduced by the interest rate assumption set forth in Appendix A.

     For the purpose of determining a Participant's eligibility to receive a Retirement Income pursuant to this Section of Appendix C (but not the amount of such Retirement Income), a Participant who transferred from another company described in Section 2(b) of this Appendix C shall be credited with a Credited Period of Service for his employment with the other company. The amount of such Retirement Income shall be determined pursuant to such Section in conjunction with this Section of Appendix C.

(d) COLA-Adjusted Retirement Income. In lieu of a Retirement Income determined under Section 2(a) of this Appendix C, a Participant who retires or separates from service after becoming vested pursuant to Article 5 shall be entitled to receive his benefit accrued as of December 31, 1992, increased annually pursuant to this Section 2(d) of Appendix C (a "COLA-Adjusted Retirement Income"), beginning on the June 1 next following the commencement of his Retirement Income, provided that the Company determines that the present value of the Participant's COLA-Adjusted Retirement Income is greater than that of his Retirement Income when both are expressed as Actuarially Equivalent lump sums as of the date of the Participant's retirement or separation from service. The surviving spouse or contingent annuitant of a Participant who receives a COLA-Adjusted Retirement Income shall also be entitled to receive a benefit increased annually pursuant to this Section 2(d) of Appendix C. In the case of a Participant whom the Company determines is entitled to a COLA-Adjusted Retirement Income (or such Participant's surviving spouse or contingent annuitant), references in the Plan to a Participant's Retirement Income shall be deemed to mean such Participant's COLA-Adjusted Retirement Income.

     Subject to the limitations in the next two sentences, the COLA-Adjusted Retirement Income that a Participant, spouse or contingent annuitant eligible under the preceding paragraph receives for any Plan Year shall be the benefit which results from multiplying the portion of the original benefit he received attributable to his benefit accrued as of December 31, 1992 by the ratio of (i) the CPI-W for U.S. Cities on the February 1 preceding the starting date of the increased benefit to (ii) the CPI-W for U.S. Cities on the February 1 preceding the starting date of the original benefit. However, the increase in any Plan Year in a benefit accrued before September 1, 1990, shall never be larger than two and one-half percent (2 1/2%) of the benefit received in the immediately preceding Plan Year. The increase in any Plan Year in a benefit accrued after August 31, 1990 and prior to January 1, 1993, shall never be larger than one and one-half percent (1 1/2%) of the benefit received in the immediately preceding Plan Year. The "benefit accrued before September 1, 1990," shall be deemed to be equal to the Retirement Income that the Participant or his surviving spouse would have received if the Participant had separated from all service with Affiliates on August 31, 1990. The "benefit accrued as of December 31, 1992," shall be deemed to be equal to the Retirement Income that the Participant or his surviving spouse would have received if the Participant had separated from all service with Affiliates on December 31, 1992. The "benefit accrued after August 31, 1990 and prior to January 1, 1993," shall be deemed to be equal to (i) the entire Retirement Income that the Participant or his surviving spouse would have received if the Participant had separated from all service with Affiliates on December 31, 1992 minus (ii) the Retirement Income that the Participant or his surviving spouse would have received if the Participant had separated from all service with Affiliates on August 31, 1990.

     This Section 2(d) of Appendix C shall be administered so that changes in the base period of years used in computing the CPI-W for U.S. Cities that occur after a Participant's retirement or separation from service shall not affect the cost-of-living adjustments for such Participant, his surviving spouse or contingent annuitant.

     The cost-of-living adjustment provided by this Section
2(d) of Appendix C shall not apply to the Supplemental
Retirement Income payable to a Participant, his spouse or contingent annuitant.

(e)  Prior Benefit Accrual.  The provisions of this Section
2(e) of Appendix C shall supersede any conflicting provisions of the Plan.

          (1)  In the case of a Participant who was an
          Employee on May 31, 1989, his total Retirement Income shall in no event be less than his Retirement Income calculated (A) by counting only his Credited Period of Service before June 1, 1989, and (B) by applying all of the provisions of the Plan in effect from time to time before June 1, 1989. This calculation shall be made on the assumption that the Participant separated from all service with Affiliates on May 31, 1989, and without regard to any changes in the amount of his Average Annual Compensation or primary Social Security benefit after May 31, 1989.

               In calculating Average Annual Compensation for purposes of this Paragraph (1) only, the dollar limits described in Section 1(d) of this Appendix C shall not apply.

          (2)  In the case of a Participant who was an
          Employee on December 31, 1992, his total
          Retirement Income shall in no event be less than his Retirement Income calculated (A) by counting only his Credited Period of Service before January 1, 1993 and (B) by applying all of the provisions of the Plan in effect from time to time before January 1, 1993. This calculation shall be made on the assumption that the Participant separated from all service with Affiliates on December 31, 1992, and without regard to any changes in the amount of his Average Annual Compensation or Average Social Security Base after December 31, 1992.

          (3)  In the case of a Participant who was an
          Employee on May 31, 1994, his total Retirement Income shall in no event be less than the sum of:
          (A) his Retirement Income calculated by counting only his Credited Period of Service before June 1, 1994, and applying all of the provisions of the Plan in effect from time to time before June 1, 1994 (ignoring the effects of Section 4.9(B) and Section 2(d) of this Appendix C, and (B) his Retirement Income calculated by counting only his Credited Period of Service on and after June 1, 1994, and applying all of the provisions of the Plan in effect from time to time on and after June 1, 1994. The calculation in (i) above shall be made on the assumptions that the Participant separated from all service with Affiliates on May 31, 1994 and that the limitation in effect under Code section 401(a)(17) was $235,840 for all Plan Years before June 1, 1994, and without regard to any changes in the amount of his Average Annual Compensation or primary Social Security benefit after May 31, 1994.

(f) Disabled Participants. Any other provision of the Plan to the contrary notwithstanding, if a Participant becomes disabled before his Normal Retirement Date he shall be subject to the following provisions of this Section 2(f) of this Appendix C. For periods prior to June 1, 1997, a disabled Participant shall be considered to be a Participant and an Employee in the service of the Employer (for purposes of this Plan only). Subject to the additional provisions of this Appendix, the disabled Participant shall continue to receive credit toward his Period of Service and Credited Period of Service during the period of his disability, the latter based on the assumption that his Compensation for such period is equal to his rate of basic earnings last paid by the Employer. For purposes of this Section, "Disabled" means a Participant who is eligible for and receiving benefits under the Company's Long Term Disability Plan.

     Effective June 1, 1997, a Participant who is Disabled shall cease to accrue benefits under this Plan.

(g) Cessation of Disability. If a Participant who was disabled ceases to be disabled before his Retirement Date, no further Retirement Income shall be credited to him pursuant to Section 2(f) of this Appendix C. If such Participant shall not then resume active employment with an Employer, he shall be deemed a terminated Employee as of the date he became disabled and his right to receive Retirement Income, if any, from the Plan shall be determined pursuant to Article 5 (Termination of Employment Prior to Retirement). If such Participant shall resume active employment with an Employer, he shall be immediately eligible to resume benefit accruals pursuant under the Plan. The retirement Income standing to his credit by reason of
Section 2(f) of this Appendix C, as well as benefits credited after such resumption of employment, shall be subject to all the provisions of the Plan as then in effect.

                         APPENDIX D

               SUPPLEMENTAL RETIREMENT INCOME



SECTION 1.  DEFINITIONS.

     Capitalized terms used in this Appendix D that are not defined herein shall have the same meaning as those terms do in the Plan.

(a) "Employee Aggregate Contributions" means the aggregate of a Participant's employee contributions, if any, under a Prior Plan or the Natomas Plan, with interest credited in accordance with such plan to August 31, 1983, and compounded annually at the rate of five percent (5%) for the period from September 1, 1983, through May 31, 1988, and at the rate prescribed by section 411(c)(2)(C) of the Code for all periods subsequent to May 31, 1988.

(b) "Natomas Company" means Natomas Company, a California corporation and, prior to August 31, 1983, the parent corporation of the Company.

(c) "Natomas Plan" means the Retirement Plan for Employees of Natomas Company and Participating Companies, a qualified defined-benefit pension plan maintained by Natomas Company, as in effect on August 31, 1983.

(d)  "Prior Plan" means (i) the Retirement Plan for Non-
Bargaining Unit Employees of American President Lines, Ltd., as in effect prior to August 31, 1983, and (ii) each "prior plan," as defined therein.

(e) "Supplemental Retirement Income" means the annual benefit to which the Participant would be entitled, commencing on his Normal Retirement Date, in the form of a single-life annuity equal to the product of (i) his employee contributions (if any) under a Prior Plan or the Natomas Plan, plus interest credited in accordance with such plan to August 31, 1983, and compounded annually at the rate of five percent (5%) for the period from September 1, 1983, to the date on which he would attain his Normal Retirement Date, times (ii) a conversion factor of ten percent (10%).

SECTION 2.  ELIGIBILITY.

     An Employee shall be eligible to receive Supplemental
Retirement Income pursuant to this Appendix D only if the Employee made employee contributions under a Prior Plan or the Natomas Plan.

SECTION 3.  BENEFIT PAYMENT.

     If a Participant who is eligible for a Supplemental Retirement Income separates from all service with any Affiliate the Participant shall receive a Supplemental Retirement Income determined under Section 1(e) of this Appendix D. Such Supplemental Retirement Income shall commence on the Participant's Normal Retirement Date, unless he receives a Retirement Income on a Retirement Date other than the Normal Retirement Date.

     If a Participant elects to have his Retirement Income commence on a Retirement Date which precedes his Normal Retirement Date, his Supplemental Retirement Income also shall commence on such Retirement Date and shall be reduced by one one-hundred-eightieth (1/180th) for each of the first sixty (60) months and by one three-hundred-sixtieth (1/360th) for each of the next sixty (60) months by which the commencement of benefits precedes his Normal Retirement Date.

     If a Participant's Retirement Income commences on his Postponed or In Service Retirement Date, his Supplemental Retirement Income also shall commence on his Postponed or In-Service Retirement Date and shall be increased by one percent (1%) for each month by which retirement is postponed beyond his Normal Retirement Date.

     A Participant's Supplemental Retirement Income shall be payable in a form described in Article 6. Death Benefits payable from the Plan shall include an amount attributable to the Supplemental Retirement Income in the manner described in Section 7.

                         APPENDIX E

               MINIMUM CASH BALANCE BENEFITS


     The following table specifies the minimum Cash Balance
Benefit described in Section 4.2(B) for the affected
Participants. Each listed Participant is identified by the employee identification number associated with him or her in the Plan's records:

Participant's Employee ID Number   Minimum Cash Balance
                                     Benefit

          2975                     $364,103.75

          7659                     $157,522.06

          6029                     $ 90,965.43

          9743                     $209,774.97

          3765                     $833,934.88

          2267                     $389,278.60